
                            STOCK PURCHASE AGREEMENT


                                     AMONG


                         BUCKEYE CELLULOSE CORPORATION

                                   ("BUYER")


                                      AND

                    STONEBRIDGE PARTNERS EQUITY FUND, L.P.,
                      ALPHA CELLULOSE ASSOCIATES I, L.P.,
                      ALPHA CELLULOSE ASSOCIATES II, L.P.
                    STONEBRIDGE PARTNERS MANAGEMENT, L.P.,
                       AS NOMINEE FOR PNC VENTURE CORP.
                            AND DAWKS CORPORATION,
                      JOHN P. FLANAGAN, MICHAEL M. BROWN
              JANICE S. VALENTA, JOHN F. MANNING, KEN L. WILCOX,
                      ALBERT A. BOUNDS, JR., RALPH BOLIN,
                  CHARLES P. OXENDINE AND JAMES R. ISRAELSON


                           (COLLECTIVELY, "SELLERS")


                                APRIL 26, 1996
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                               TABLE OF CONTENTS
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1.   DEFINITIONS.......................................................................  1

2.   PURCHASE AND SALE OF HOLDINGS SHARES..............................................  7

     (a)    Basic Transaction..........................................................  7
     (b)    Purchase Price.............................................................  7
     (c)    Operating Liabilities......................................................  8
     (d)    Indebtedness...............................................................  8
     (e)    Off-Balance Sheet Issues...................................................  9
     (f)    Preliminary Closing Balance Sheet; Projected Closing Balance Sheet.........  9
     (g)    Post-Closing Adjustment....................................................  9
     (h)    Hold-Back.................................................................. 10
     (i)    Hold Back Disputes......................................................... 11
     (j)    Buyer's Option............................................................. 11
     (k)    The Closing................................................................ 11
     (l)    Deliveries at the Closing.................................................. 12

3.   NON-COMPETITION PAYMENT........................................................... 12

4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION......................... 12

     (a)    Representations and Warranties of the Sellers.............................. 12

            (i)     Organization of Certain Sellers.................................... 12
            (ii)    Authorization of Transaction....................................... 12
            (iii)   Noncontravention................................................... 13
            (iv)    Brokers' Fees...................................................... 13
            (v)     Holdings Shares.................................................... 13

     (b)    Representations and Warranties of the Buyer................................ 13

            (i)     Organization of the Buyer.......................................... 13
            (ii)    Authorization of Transaction....................................... 13
            (iii)   Noncontravention................................................... 14
            (iv)    Brokers' Fees...................................................... 14
            (v)     Investment......................................................... 14
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                                       i
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5.   REPRESENTATIONS AND WARRANTIES CONCERNING HOLDINGS AND ITS SUBSIDIARIES........... 14

     (a)    Organization, Qualification, and Corporate Power........................... 14
     (b)    Capitalization............................................................. 15
     (c)    Noncontravention........................................................... 15
     (d)    Brokers' Fees.............................................................. 16
     (e)    Title to Assets............................................................ 16
     (f)    Subsidiaries............................................................... 16
     (g)    Financial Statements....................................................... 16
     (h)    Events Subsequent to Most Recent Fiscal Year End........................... 17
     (i)    Undisclosed Liabilities.................................................... 19
     (j)    Legal Compliance........................................................... 19
     (k)    Tax Matters................................................................ 20
     (l)    Real Property.............................................................. 22
     (m)    Intellectual Property...................................................... 24
     (n)    Tangible Assets............................................................ 26
     (o)    Inventory.................................................................. 26
     (p)    Contracts.................................................................. 27
     (q)    Notes and Accounts Receivable.............................................. 28
     (r)    Powers of Attorney......................................................... 28
     (s)    Insurance.................................................................. 28
     (t)    Litigation................................................................. 29
     (u)    Product Warranty........................................................... 29
     (v)    Product Liability.......................................................... 29
     (w)    Employees.................................................................. 30
     (x)    Employee Benefits.......................................................... 30
     (y)    Guaranties................................................................. 32
     (z)    Environment, Health, and Safety............................................ 32
     (aa)   Certain Business Relationships with Holdings and Its Subsidiaries.......... 33
     (ab)   Disclosure................................................................. 33

6.   PRE-CLOSING COVENANTS............................................................. 34

     (a)    General.................................................................... 34
     (b)    Amendment to Tax Return.................................................... 34
     (c)    Notices and Consents....................................................... 34
     (d)    Operation of Business...................................................... 35
     (e)    Preservation of Business................................................... 35
     (f)    Full Access................................................................ 35
     (g)    Notice of Developments..................................................... 35
     (h)    Exclusivity................................................................ 35
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                                      ii
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     (i)    Title Insurance............................................................ 36
     (j)    Surveys.................................................................... 37
     (k)    Tax Basis of Assets........................................................ 37

7.   POST-CLOSING COVENANTS............................................................ 37

     (a)    General.................................................................... 37
     (b)    Litigation Support......................................................... 38
     (c)    Transition................................................................. 38
     (d)    Confidentiality............................................................ 38
     (e)    Subsequent Disclosure...................................................... 39

8.   CONDITIONS TO OBLIGATION TO CLOSE................................................. 39

     (a)    Conditions to Obligation of the Buyer...................................... 39
     (b)    Conditions to Obligation of the Sellers.................................... 41

9.   REMEDIES FOR BREACHES OF THIS AGREEMENT........................................... 42

     (a)    Survival of Sellers' Representations and Warranties........................ 42
     (b)    Indemnification Provisions for Benefit of the Buyer........................ 42
     (c)    Matters Involving Third Parties............................................ 43
     (d)    Waiver of Indemnification Provisions....................................... 45

10.  TERMINATION....................................................................... 45

     (a)    Termination of Agreement................................................... 45
     (b)    Effect of Termination...................................................... 46

11.  MISCELLANEOUS..................................................................... 46

     (a)    Press Releases and Public Announcements.................................... 46
     (b)    No Third-Party Beneficiaries............................................... 46
     (c)    Entire Agreement........................................................... 46
     (d)    Succession and Assignment.................................................. 46
     (e)    Counterparts............................................................... 47
     (f)    Headings................................................................... 47
     (g)    Notices.................................................................... 47
     (h)    Governing Law.............................................................. 48
     (i)    Arbitration................................................................ 48
     (j)    Amendments and Waivers..................................................... 48
     (k)    Severability............................................................... 48
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                                            iii

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     (l)    Expenses................................................................... 49
     (m)    Construction............................................................... 49
     (n)    Incorporation of Exhibits, Annexes, and Schedules.......................... 49
     (o)    Sellers' Agent............................................................. 49

                            STOCK PURCHASE AGREEMENT

     Agreement entered into as of April 26, 1996, by and among BUCKEYE CELLULOSE CORPORATION, a Delaware corporation (the "Buyer"), and STONEBRIDGE PARTNERS EQUITY FUND, L.P., ALPHA CELLULOSE ASSOCIATES I, L.P., ALPHA CELLULOSE ASSOCIATES II, L.P., STONEBRIDGE PARTNERS MANAGEMENT, L.P., AS NOMINEE FOR PNC VENTURE CORP., DAWKS CORPORATION, JOHN P. FLANAGAN, MICHAEL M. BROWN, JANICE S. VALENTA, JOHN F. MANNING, KEN L. WILCOX, ALBERT A. BOUNDS, JR., RALPH BOLIN, CHARLES P. OXENDINE AND JAMES R. ISRAELSON (collectively the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

     WHEREAS, the Sellers in the aggregate own all of the outstanding capital stock of Alpha Cellulose Holdings, Inc., a Delaware corporation ("Holdings").

     WHEREAS, Alpha Cellulose Corporation ("Alpha") is a wholly-owned Subsidiary of Holdings whose primary business is the manufacture and sale of specialty pulp;

     WHEREAS, Alpha Cellulose Export, Inc. ("Export"), a Barbados corporation, is a foreign sales corporation and wholly-owned Subsidiary of Holdings;

     WHEREAS, the only assets of Holdings is all the capital stock of Alpha and Export;

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of Holdings in return for cash.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  DEFINITIONS.

     "Accounts Receivable" has the meaning set forth in (S) 2(b)(iii) below.

     "Accounts Receivable Component" has the meaning set forth in (S) 2(b)(iii) below.

     "Audited Closing Balance Sheet" has the meaning set forth in (S) 2(g) below.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement,

Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

     "Agreed Upon Accounting Guidelines" means those accounting policies and guidelines attached hereto as EXHIBIT "A."

     "Alpha" means Alpha Cellulose Corporation, a North Carolina corporation, which is a wholly-owned Subsidiary of Holdings.

     "Assets Component" has the meaning set forth in (S) 2(b)(i) below.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that causes or could contribute in causing any specified consequence.

     "Buyer" has the meaning set forth in the preface above.

     "Cash Component" has the meaning set forth in (S) 2(b)(iv) below.

     "Closing" has the meaning set forth in (S) 2(j) below.

     "Closing Date" has the meaning set forth in (S) 2(j) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of Holdings and its Subsidiaries that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563, except that, for purposes of Section 5(x), it has the meaning set forth in Code Sec. 414(b) or (c).

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. (S) 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in (S) 5 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health and Safety Laws" includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act of 1972 and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) and all common law concerning pollution or protection of the environment, public health and safety, or employee health and safety, including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Loss Account" has the meaning set forth in Treas. Reg. (S) 1.1502-
19.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statements" has the meaning set forth in (S) 5(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GAAS" means United States generally accepted auditing standards as defined and described by the American Institute of Certified Public Accountants.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hold-Back" has the meaning set forth in (S) 2(h) below.

     "Holdings" has the meaning set forth in the preface above.

     "Holdings Share" means any share of the common capital stock of Holdings, par value $.01 per share.

     "Indebtedness" has the meaning set forth in (S) 2(d) below.

     "Indemnified Party" has the meaning set forth in (S) 9(d) below.

     "Indemnifying Party" has the meaning set forth in (S) 9(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" has the meaning set forth in (S) 2(b)(ii) below.

     "Inventory Component" has the meaning set forth in (S) 2(b)(ii) below.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S) 5(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S) 5(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in (S) 5(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Non-Competition Agreements" means those agreements to be entered into by certain of the Sellers as provided by (S) 3 in substantially the same form as that attached hereto as EXHIBIT "B."

     "Non-Competition Payment" has the meaning set forth in (S) 3 below.

     "Operating Liabilities" has the meaning set forth in (S) 2(c) below.

     "Ordinary Course of Business" means the ordinary and normal course of business consistent with past custom and practice.

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Post Closing Adjustment" has the meaning set forth in (S) 2(g) below.

     "Preferred Stock" means the cumulative redeemable preferred stock, par value $.01 per share of Holdings.

     "Preliminary Closing Balance Sheet" has the meaning set forth in (S) 2(f) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Projected Closing Balance Sheet" has the meaning set forth in (S) 2(f) below.

     "Purchase Price" has the meaning set forth in (S) 2(b) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Sellers" has the meaning set forth in the preface above.

     "Seller Representative" means David A. Zackrison or, in the event of his incapacity, Michael S. Bruno.

     "SOC" means the 1996 Special Order by Consent entered into between Alpha and the environmental agency for the State of North Carolina which, among other things, provides temporary approval for water discharges from the Alpha facility that meet certain interim effluent limitations.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. Alpha is a Subsidiary of Holdings.

     "Survey" has the meaning set forth in (S) 6(i) below.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in (S) 9(c) below.

     2. PURCHASE AND SALE OF HOLDINGS SHARES.

     (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Holdings Shares for the consideration specified below in this (S) 2.

     (b) Purchase Price. The Buyer agrees to pay to the Seller Representative at the Closing the purchase price as calculated in this paragraph and as adjusted herein (the "Purchase Price"), by delivery of cash payable by wire transfer or delivery of other immediately available funds. The Purchase Price shall be allocated by the Seller Representative among all the Sellers. The Purchase Price shall be equal to the sum of the Assets Component, the Inventory Component, the Accounts Receivable Component and the Cash Component, less the adjustments as specified in (S) 2(c) and (d) below. For purposes of this paragraph, the following definitions shall apply:

          (i) Assets Component. The Assets Component of the Purchase Price shall be $49,600,000.00.

          (ii) Inventory Component. The Inventory Component shall be an amount equal to the value of all of Alpha's inventory of raw cotton linters, denim wastes and finished pulp (collectively, the "Inventory") as determined from a physical count of such Inventory taken jointly by the designated representatives of the Sellers and Buyer within three (3) business days prior to Closing and projected through the close of business on the day immediately preceding the Closing, subject to the Post Closing Adjustment. Any other items of inventory, including, but not limited to, chemicals, felts, wrapper stocks, fuel oil, supplies, stores and spare parts, and work-in-process pulp, shall not be deemed to be Inventory for purposes of calculating the Inventory Component. For purposes of determining the Inventory Component, the value of Inventory shall be the lower of cost to Alpha of the Inventory or its fair market value as of Closing, taking into account fitness for use, determined in accordance with EXHIBIT "A" hereof.

          (iii) Accounts Receivable Component. The Accounts Receivable Component shall be an amount equal to the aggregate value of all of Alpha's accounts receivable which are derived from sales in the Ordinary Course of Business of Alpha (the "Accounts Receivable") as determined from the Projected Closing Balance Sheet, subject to the Post-Closing Adjustment. To the extent any Account Receivable is not fully collected within sixty (60) days of its invoice due date (which invoice due date shall not be more than ninety (90) days from date of the later of the on-board ocean bill of lading or shipment), Buyer shall have the right to draw against the Hold-Back the full dollar equivalent of all Accounts Receivable which are uncollected within such time period. If a payment is received by Alpha from a customer with an Account Receivable which has been satisfied from the Hold-Back, and if application to such Account Receivable is not specified by the customer, then Alpha shall apply such amounts first to any account receivable incurred subsequent to the Closing Date not satisfied from the Hold-Back, with the remainder being returned to the Hold-Back.

          (iv) Cash Component. The Cash Component shall be the amount of cash and cash equivalents (positive or negative) as determined from the Projected Closing Balance Sheet, subject to the Post-Closing Adjustment.

     (c) Operating Liabilities. "Operating Liabilities" shall be defined as (i) accounts payable and accrued liabilities incurred in the Ordinary Course of Business, and (ii) any accrued Taxes (net of Taxes receivable for amended returns as contemplated by (S) 6(b)) as determined from the Projected Closing Balance Sheet, subject to the Post Closing Adjustment. The Purchase Price will be reduced, on a dollar-for-dollar basis, by (i) the aggregate amount of all such Operating Liabilities, plus (ii) any amounts paid or payable by Holdings or its Subsidiaries from and after the Closing for the assumption of any such Operating Liabilities or for any fees, expenses or costs attributable to such Operating Liabilities resulting from the sale of Holdings Shares to Buyer to the extent not reflected on the Projected Closing Balance Sheet or the Audited Closing Balance Sheet. Operating Liabilities will include net deferred Taxes which include current and non-current deferred tax assets and liabilities. However, for purposes hereof, there will be no reduction in the Purchase Price for the amount of any deferred Taxes reflected in the Projected Closing Balance Sheet or the Audited Closing Balance Sheet which are solely attributable to the increase in the financial reporting basis of assets resulting from Holdings' acquisition of Alpha. Additionally, there will be no increase in the Purchase Price for the amount of any deferred Taxes reflected in the Projected Closing Balance Sheet or the Audited Closing Balance Sheet which are attributable to net operating loss carryforwards (NOL's) or other tax credits available for carryforward to offset future taxable income.

     (d) Indebtedness. "Indebtedness" shall be defined as all debts and obligations of Holdings or its Subsidiaries reflected in the Projected Closing Balance Sheet, subject to the Post Closing Adjustment, except Operating Liabilities, including, but not limited to, the amount due and owing by Holdings to fully redeem all its Preferred Stock, any amounts owing to the current or former employees of Holdings or its Subsidiaries as deferred compensation and any amounts owing on account of noncompetition agreements. Sellers will arrange for the full payment or retirement of all Indebtedness as of the Closing with funds provided by Buyer, unless both Buyer and Seller jointly agree that certain existing deferred compensation, non-compete obligations, and employee-related obligations will not be prepaid or retired at the Closing. The Purchase Price will be reduced on a dollar-for-dollar basis, by (i) the aggregate amount of all Indebtedness, plus (ii) any amounts paid or payable by Holdings or its Subsidiaries on or after the Closing Date for the prepayment of any such Indebtedness prior to its stated term or for any fees, expenses or costs attributable to such Indebtedness resulting from the sale of the Holdings Shares to Buyer to the extent not reflected on the Projected Closing Balance Sheet or Audited Closing Balance Sheet.

     (e) Off-Balance Sheet Issues.

          (i) Any liability resulting from the termination of Alpha's foreign agency sales agreements on or after the Closing Date shall not result in an adjustment to the Purchase Price, and any expense associated therewith shall remain an expense of Alpha payable by Alpha in the Ordinary Course of Business.

          (ii) The Purchase Price shall be decreased by the amount, if any, by which the aggregate costs of raw cotton linters and textile waste to be paid by Alpha subsequent to Closing under all purchase commitments heretofore entered into, all of which are identified in EXHIBIT "C" hereto, shall exceed the fair market value of such raw materials as of the Closing Date ("fair market value" being determined in the same manner as provided in (S) 2(b)(ii) above).

     (f) Preliminary Closing Balance Sheet; Projected Closing Balance Sheet. No later than ten (10) business days prior to the Closing Date, the Sellers will cause to be prepared in accordance with GAAP applied on a basis consistent with the audited December 31, 1995 Financial Statements, a balance sheet of Holdings and its Subsidiaries, on a consolidated basis, as of the end of the month immediately preceding the Closing Date (the "Preliminary Closing Balance Sheet"), which shall be delivered to Buyer in form and substance reasonably acceptable to Buyer and its auditors. At or immediately prior to the Closing, the Preliminary Closing Balance Sheet will be adjusted to take into account changes in the amounts stated therein resulting from the application of the Agreed Upon Accounting Guidelines and changes in the financial position and results of operations of Holdings and its Subsidiaries for the period between the date of the Preliminary Closing Balance Sheet through the close of business on the day immediately preceding the Closing Date, and such adjusted balance sheet (which shall be hereinafter referred to as the "Projected Closing Balance Sheet") will reflect Sellers' reasonable best estimate of Holdings' and its Subsidiaries' stated assets and Liabilities as of the close of business on the day immediately preceding the Closing Date in accordance with GAAP applied on a basis consistent with the audited December 31, 1995 Financial Statements, except as adjusted by the Agreed Upon Accounting Guidelines, including the Inventory as determined pursuant to (S) 2(b)(ii) hereof, consistent with the terms hereof.

     (g) Post-Closing Adjustment; Audited Closing Balance Sheet. Within sixty
(60) days of the Closing Date, Sellers shall cause to be prepared in accordance with GAAP applied on a basis consistent with the audited December 31, 1995 Financial Statements, except as adjusted by the Agreed Upon Accounting Guidelines, a balance sheet of Holdings and its Subsidiaries, on a consolidated basis, as of the close of business on the day immediately preceding the Closing Date in form and substance reasonably acceptable to Buyer and its auditors, and shall cause such balance sheet to be audited by Deloitte & Touche LLP, independent public accountants, in accordance with GAAS (the "Audited Closing Balance Sheet"). Any adjustment to the balances set forth in the Projected Closing Balance Sheet resulting from the Audited Closing Balance Sheet pertaining to the Inventory Component, Accounts Receivable Component, Cash Component, Operating Liabilities and Indebtedness (or any costs or expenses of Alpha pertaining to either) shall result in a dollar-for-dollar adjustment to the Purchase Price. To the extent such adjustment to the Projected Closing Balance Sheet (the "Post-Closing Adjustment") results in a decrease in value of the Inventory, Accounts Receivable or Cash of Alpha or an increase in amount of the Operating Liabilities or Indebtedness (or expenses relating thereto), Buyer shall be entitled to draw from the Hold-Back an amount equal to such decrease or increase, as the case may be. In the event the Post-Closing Adjustment results in an opposite adjustment to each such item, Buyer shall pay to the Sellers the amount of such difference within ten (10) business days from the date Buyer receives the Audited Closing Balance Sheet.

     (h) Hold-Back. Buyer will withhold from the cash payment Buyer will make to Sellers at Closing $4,000,000.00 (the "Hold-Back"). The Hold-Back will be placed in an interest-bearing account with an escrow agent acceptable to both Sellers and Buyer (the "Escrow Agent") pursuant to an escrow agreement substantially similar to EXHIBIT "D" attached hereto (the "Escrow Agreement"). During the term of the Hold-Back, Buyer will be entitled to draw upon the Hold-Back (or if disputed, as resolved pursuant to clause (i) of this Section 2) for (i) Post-Closing Adjustments to the Purchase Price, uncollected Accounts Receivable, damages resulting from the breach of representations and warranties by the Sellers and other claims made in accordance with the provisions of Section 9 hereof and (ii) any damages resulting from violations of the Non-Competition Agreements. On the first anniversary of the Closing Date, the Hold-Back shall be reduced to $3,000,000.00 (plus the aggregate amount of any unpaid claims of Buyer made against the Hold-Back in writing on or before the expiration of such one (1) year period), and from the expiration of such one (1) year period until the expiration of a period of an additional six (6) months, Buyer shall be entitled to draw against the Hold-Back only for (i) damages resulting from the breach of any representations and warranties of Sellers relating to tax, litigation and environmental issues set forth in (S) 5, paragraphs (k), (t) and
(z) and Section 8(a)(v), or (ii) damages resulting from violations of the Non-Competition Agreements. Upon expiration of the period which is eighteen (18) months following the Closing Date, the Hold-Back shall be reduced to $2,000,000.00 (plus the aggregate amount of any unpaid claims of Buyer made against the Hold-Back in writing on or before the expiration of such eighteen
(18) month period) and from such date through the second anniversary of the Closing Date, Buyer shall be entitled to draw against the Hold-Back only for damages resulting from the breach of any representations and warranties of Sellers relating to tax issues as set forth in (S) 5, paragraph (k) and for damages resulting from violations of the Non-Competition Agreements. On the second anniversary of the Closing Date, the Hold-Back shall terminate and any funds remaining in escrow from the Hold-Back, after deducting the aggregate amount of any claims made thereon by Buyer shall be returned to Sellers. All disputes concerning the Hold Back shall be resolved pursuant to Subsection (i) below.

     (i) Hold Back Disputes. Buyer shall provide written notice to the Seller Representative prior to each of Buyer's requested draws from the Hold-Back. If Seller Representative, within fifteen (15) days of receipt of Buyer's notice, does not provide Buyer with written notice of the reasonable basis for a dispute (the "Dispute Notice"), or notifies Buyer that there is no dispute, Buyer may draw the requested amount. The Dispute Notice shall set forth in reasonable detail the nature of the dispute(s). During the fifteen (15) day period following the date of the Dispute Notice, the Seller Representative and Buyer shall attempt to resolve such disputes. If at the end of the fifteen (15) day period following the date of such notice, the Seller Representative and Buyer shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to a national "big six" accounting firm, or other Person with requisite expertise in the field at issue, to be selected by the independent auditors of Buyer and the Seller Representative (the "Expert") which shall act as an expert and shall issue a report as to its conclusions concerning the disputed draw, based solely upon submission of the parties, within sixty
(60) days after such dispute is referred to the Expert, or within such longer period as the Expert may require to finalize his conclusions. The Seller Representative, on the one hand, and the Buyer, on the other hand, shall each bear all costs and expenses incurred by it in connection with such process, except that the fees and expenses of the Expert hereunder shall be borne by the party whom the Expert rules against (or pro rata between the parties based on the relative success of their positions). This provision for review and judgment by the Expert shall be specifically enforceable by the parties, and the decision of the Expert in accordance with the provisions hereof shall be final and binding, and there shall be no right of appeal therefrom.

     (j) Buyer's Option. In the event that Wayland W. McAllister ("McAllister") or Dawks Corporation ("Dawks") enters into a contribution agreement with Buyer and an Affiliate of Buyer in form and substance satisfactory to Buyer, such Affiliate, McAllister and/or Dawks, then Buyer or its Affiliate may elect prior to Closing not to acquire all or a portion of McAllister's or Dawk's Holdings Shares as provided in Section 2(a) and (b) above, and the rights and obligations of Buyer, the Affiliate of Buyer and McAllister or Dawks with respect to such Holdings Shares then owned by McAllister or Dawks shall be set forth in such contribution agreement. If Buyer or its Affiliate so elects, the Purchase Price as defined in (S) 2(b) shall be adjusted to take into account McAllister's or Dawk's proportionate ownership of Holdings Shares which Buyer or its Affiliate has elected not to purchase.

     (k) The Closing. Provided that each condition precedent to Closing shall have been satisfied or waived as set forth in Section 8 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker, Donelson, Bearman & Caldwell in Memphis, Tennessee, commencing at 9:00 a.m. local time on the last business day of the month (with an effective date as of the first day of the next month) which is at least two weeks after the termination of the waiting period pursuant to the Hart-Scott-Rodino Act or such other date as the Buyer and the Seller Representative may mutually determine (the "Closing Date"); provided, however, that if each of the conditions to Closing outlined in (S) 8 hereof have not occurred or been waived on or before the ninetieth (90th) day after the date of this Agreement, then either Buyer, on the one hand, or Seller Representative, on the other hand, shall be entitled to terminate this Agreement pursuant to (S) 10 hereof.

     (l) Deliveries at the Closing. At the Closing, (i) the Seller Representative will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 8(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in (S) 8(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its Holdings Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller Representative the consideration specified in (S) 2(b) above.

     3. NON-COMPETITION PAYMENT. As consideration for each of the Sellers (excluding, however, Janice S. Valenta, John F. Manning, Ken L. Wilcox, Albert
A. Bounds, Jr., Ralph Bolin, Charles P. Oxendine and James R. Israelson) entering into Non-Competition Agreements in substantially the same form as that attached hereto as EXHIBIT "B," Alpha shall pay to those Sellers from funds contributed by Buyer at Closing an aggregate of $4,000,000 at the Closing.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this (SS) 4(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(SS) 4(a) with respect to himself or itself, except as set forth in ANNEX I attached hereto.

           (i) Organization of Certain Sellers. If the Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

           (ii) Authorization of Transaction. Each Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. With the exception of approval required under the Hart-Scott-Rodino Act, no Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

           (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers are subject or, if a Seller is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers are a party or by which he or it is bound or to which any of his or its assets is subject.

           (iv) Brokers' Fees. Each of the Sellers has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

           (v) Holdings Shares. Each of the Sellers holds of record and owns beneficially the number of Holdings Shares set forth next to his or its name in (S) 5(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except for such agreements executed by and among the Sellers, each of which shall be terminated prior to the Closing, the Seller is not a party to any (A) option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Holdings (other than this Agreement) or
     (B) voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Holdings.

     (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this (S) 4(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4(b)), except as set forth in ANNEX II attached hereto.

           (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

           (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. With the exception of approval required under the Hart-Scott-Rodino Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v) Investment. The Buyer is not acquiring the Holdings Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     5. REPRESENTATIONS AND WARRANTIES CONCERNING HOLDINGS AND ITS SUBSIDIARIES. The Sellers represent and warrant to the Buyer that the statements contained in this (S) 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S) 5, except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule").

     (a) Organization, Qualification, and Corporate Power. Each of Holdings and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Additionally, each of Holdings and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except in jurisdictions other than the jurisdiction of its incorporation, where such failure would not have a material Adverse Consequence on the operation or business prospects of Holdings or its Subsidiaries. Each of Holdings and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged in all material respects and to own and use the properties owned and used by it. Section 5(a) of the Disclosure Schedule lists the directors and officers of each of Holdings and its Subsidiaries. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of each of Holdings and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Holdings and its Subsidiaries are correct and complete. None of Holdings and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of Holdings consists of 1,000,000 Holdings Shares of which 1,000,000 Holdings Shares are issued and outstanding. Additionally, 85,000 shares of Preferred Stock are authorized, of which 50,000 shares are issued and outstanding, and all of such shares are held beneficially and of record by Stonebridge Partners Equity Fund, L.P., Alpha Cellulose Associates I, L.P., Alpha Cellulose Associates II, L.P. and Stonebridge Partners Management, L.P., as nominee for PNC Venture Corp. All of the issued and outstanding Holdings Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in (S) 5(b) of the Disclosure Schedule. Except for such agreements executed by and among the Sellers, each of which shall be terminated prior to the Closing, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Holdings to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Holdings. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Holdings.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Holdings and its Subsidiaries is subject or any provision of the charter or bylaws of any of Holdings and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or, except as set forth in Section 5(c) of the Disclosure Schedule, require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Holdings and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except for filing under the Hart-Scott-Rodino Act, none of Holdings and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. None of Holdings and its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. Except for the mortgages securing the indebtedness referred to in (S) 5(p)(xii) of the Disclosure Schedule, Holdings and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. Section 5(f) of the Disclosure Schedule sets forth for each Subsidiary of Holdings (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Holdings have been duly authorized and are validly issued, fully paid, and nonassessable. Holdings holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Holdings, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands and no Subsidiary of Holdings owns any other Subsidiary or any interest in any other business or enterprise. Except for such agreements executed by and among the Sellers, all of which will be terminated prior to the Closing, there are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Holdings and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Holdings to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Holdings. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Holdings. None of Holdings and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Holdings.

     (g) Financial Statements. Attached hereto as EXHIBIT "E" are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994 and 1995 (the "Most Recent Fiscal Year End") for Holdings and its Subsidiaries; and
(ii) unaudited consolidated balance sheets and statements of income, and cash flow (the "Most Recent Financial Statements") as of and for the three (3) months ended March 31, 1996 (the "Most Recent Fiscal Month End") for Holdings and its Subsidiaries. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of Holdings and its Subsidiaries as of such dates and the results of operations and cash flows of Holdings and its Subsidiaries for such periods and are consistent with the books and records of Holdings and its Subsidiaries (which books and records are correct and complete in all material respects), provided that the Most Recent Financial Statements do not include footnotes in accordance with GAAP and are subject to year-end adjustments. The Preliminary Closing Balance Sheet shall contain all required footnotes and shall take into account all necessary year-end adjustments.

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Holdings and its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule, since that date:

          (i) none of Holdings and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) none of Holdings and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

          (iii) no party (including any of Holdings and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which any of Holdings and its Subsidiaries is a party or by which any of them is bound;

          (iv) none of Holdings and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) none of Holdings and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

          (vi) none of Holdings and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

          (vii) none of Holdings and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $25,000 in the aggregate;

          (viii) none of Holdings and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) none of Holdings and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

          (x) none of Holdings and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of any of Holdings and its Subsidiaries;

          (xii) none of Holdings and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) none of Holdings and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) none of Holdings and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) none of Holdings and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) none of Holdings and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) none of Holdings and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) none of Holdings and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) none of Holdings and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) none of Holdings and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Holdings and its Subsidiaries; and

          (xxii) none of Holdings and its Subsidiaries has committed to any of the foregoing.

     (i) Undisclosed Liabilities. None of Holdings and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto),
(ii) Liabilities not required to be set forth on the face of the Most Recent Balance Sheet in accordance with GAAP, and (iii) Liabilities which have arisen after the Most Recent Financial Statement in the Ordinary Course of Business (provided that none of the Liabilities referred to in clause (i-iii) hereof shall have resulted from, arise out of, relate to, be in the nature of, or be caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); and, as of the Closing Date, none of Holdings and its Subsidiaries shall have any Liability (and there shall be no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for Liabilities set forth on the face of the Audited Closing Balance Sheet, and Liabilities not required to be set forth on the face of the Audited Closing Balance Sheet in accordance with GAAP (provided that none of such Liabilities shall have resulted from, arise out of, relate to, be in the nature of, or be caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. Each of Holdings, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not result in an Adverse Consequence which is material, and has obtained all licenses, permits and authorizations necessary for the ownership and operation of Holdings and its Subsidiaries. Except as set forth in Section 5(j) of the Disclosure Schedule, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of Holdings or its Subsidiaries alleging any failure to comply with applicable laws (as hereinabove stated) or challenging the validity or enforceability of any license, permit or authorization as aforestated. Section 5(j) of the Disclosure Schedule list all licenses, permits and authorizations of Holdings and its Subsidiaries issued to Holdings or its Subsidiaries for the ownership or operation of their businesses.

     (k)  Tax Matters.

          (i) Each of Holdings and its Subsidiaries has filed all Tax Returns that it was required to file, including all Tax Returns required to be filed prior to the 1994 acquisition of stock of Alpha by Holdings. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Holdings, its Subsidiaries and their respective predecessors (whether or not shown on any Tax Return) have been paid or will be properly accrued in the Audited Closing Balance Sheet. None of Holdings or its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Holdings and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Holdings and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each of Holdings, its Subsidiaries and their respective predecessors has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of any of Holdings and its Subsidiaries has Knowledge that any authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Holdings, its Subsidiaries or, to Sellers' Knowledge, their respective predecessors claimed or raised by any authority. Section 5(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Holdings and its Subsidiaries for taxable periods for which the statute of limitations remains open or are currently subject to audit. No audit of any Tax Return of Holdings or its Subsidiaries is currently open, and neither Holdings nor any of its Subsidiaries have received notice that a Tax Return will be audited. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against and received or agreed to by any of Holdings, its Subsidiaries and their respective predecessors since June 30, 1993.

          (iv) None of Holdings, its Subsidiaries and their respective predecessors has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) None of Holdings, its Subsidiaries and their respective predecessors has filed a consent under Code Sec. 341(f) concerning collapsible corporations. None of Holdings, its Subsidiaries and, to the Knowledge of Sellers, their respective predecessors has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Sec. 280G. None of Holdings, its Subsidiaries and, to the Knowledge of Sellers, their respective predecessors has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Neither Holdings, any of its Subsidiaries nor, to the Knowledge of Sellers, any of their respective predecessors has taken a position on its federal or state income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662, or any corresponding provision of state, local or foreign tax law. None of Holdings, its Subsidiaries and, to the Knowledge of Sellers, their respective predecessors is or has been a party to any Tax allocation or sharing agreement. None of Holdings, its Subsidiaries and their respective predecessors (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Holdings) or (B) has any Liability for the Taxes of any Person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) Section 5(k) of the Disclosure Schedule sets forth the following information with respect to each of Holdings and its Subsidiaries as of the most recent practicable date: (A) the amount of any deferred gain or loss allocable to Holdings or Subsidiary arising out of any Deferred Intercompany Transaction, or any item treated similarly to a Deferred Intercompany Gain or Loss; (B) the amount of any adjustments required by Code Sec. 481 for any changes in methods of accounting; and (C) any elections made under the Code which are currently in effect.

          (vii) The unpaid Taxes of Holdings, its Subsidiaries and their respective predecessors (A) did not, as of the end of the month immediately preceding the Closing Date, exceed the reserve for Tax Liability (excluding deferred Taxes established under GAAP) included in the Preliminary Closing Balance Sheet and (B) do not exceed that reserve as adjusted for the passage of time through the

     Closing Date in accordance with the past custom and practice of Holdings and its Subsidiaries in filing their Tax Returns.

          (viii) None of Holdings and its Subsidiaries has filed an election under Code Sec. 338.

     (l)  Real Property.

          (i) Section 5(l)(i) of the Disclosure Schedule lists and describes briefly all real property that any of Holdings and its Subsidiaries owns. With respect to each such parcel of owned real property:

               (A) there are no pending or, to Sellers' Knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

               (B) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or permitted non-conforming structure" classifications), and do not materially encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

               (C) all facilities have received all material approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in material accordance with applicable laws, rules, and regulations;

               (D) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

               (E) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

               (F) there are no parties (other than Holdings and its Subsidiaries) in possession of the parcel of real property;

               (G) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

               (H) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

          (ii) Section 5(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of Holdings and its Subsidiaries, or any properties operated or managed by contract or otherwise by Holdings or any of its subsidiaries. Section 5(l)(ii) of the Disclosure Schedule also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with (S) 6(h)(ii) below. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S) 5(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S) 5(l)(ii) of the Disclosure Schedule:

               (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the lease or sublease has repudiated any provision thereof;

               (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

               (G) none of Holdings and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

               (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

          (m)  Intellectual Property.

          (i) Holdings and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Holdings and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of Holdings and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Holdings or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of Holdings and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) None of Holdings and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Holdings and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Holdings and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Holdings and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Holdings and its Subsidiaries.

          (iii) Section 5(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of Holdings and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of Holdings and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Holdings and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
     Section 5(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of Holdings and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in (S) 5(m)(iii) of the Disclosure Schedule: (A) Holdings and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction; (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (D) none of Holdings and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 5(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of Holdings and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S) 5(m)(iv) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) none of Holdings and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of Holdings and its Subsidiaries, neither Holdings nor any of its subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted.

     (n) Tangible Assets. Except as set forth in (S) 5(n) of the Disclosure Schedule, Holdings and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (o) Inventory. Except for the Inventory identified in Section 2(b)(ii) above, all other items of inventory of Holdings and its Subsidiaries, net of applicable reserves as set forth on the face of the Most Recent Balance Sheet, consisting of chemicals, felts, wrapper stocks, fuel oil, supplies, stores and spare parts and work-in-process pulp, are merchantable and fit for the purposes for which they were procured or manufactured in all material respects, and are fully adequate for the needs of the business, and fairly valued on the books of Holdings and its Subsidiaries and are not obsolete.

     (p) Contracts. Section 5(p) of the Disclosure Schedule lists the following contracts and other agreements to which any of Holdings and its Subsidiaries is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of Holdings and its Subsidiaries, or involve consideration in excess of $25,000;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than Holdings and its Subsidiaries);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Holdings and its Subsidiaries; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S) 5(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S) 5(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of Holdings and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims and are collectible.

     (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Holdings and its Subsidiaries.

     (s) Insurance. Section 5(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of Holdings and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 2 years:

          (i)  the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)  the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of Holdings and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of Holdings and its Subsidiaries has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self- insurance arrangements affecting any of Holdings and its Subsidiaries.

     (t) Litigation. Section 5(t) of the Disclosure Schedule sets forth each instance in which any of Holdings and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to Sellers' Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S) 5(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Holdings and its Subsidiaries. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of Holdings and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of Holdings and its Subsidiaries.

     (u) Product Warranty. Each product manufactured, sold, leased, or delivered by any of Holdings and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of Holdings and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Holdings and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of Holdings and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 5(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of Holdings and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. None of Holdings and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of Holdings and its Subsidiaries.

     (w) Employees. To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for the management or supervision of employment or employment-related matters) of Holdings and its Subsidiaries, no executive, manager, director of any organizational division or department, key employee, or group of employees has any plans to terminate employment with any of Holdings and its Subsidiaries. None of Holdings and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, unfair employment practices, or other dispute(s) arising out of or related to the past or present employment, or termination thereof, of any employee of Holdings or any subsidiary, or any applicant or candidate for such
employment.   Neither Holdings nor its Subsidiaries have committed any unfair labor practice, or any unfair or wrongful employment or employment-related practice, nor do any of the directors and officers (and employees with responsibility for the management or supervision of employment or employment-related matters) have any knowledge, information or belief with respect to any pending or threatened claim arising out of or related to any allegation of employment discrimination or wrongful discipline or discharge asserted by, for or on behalf of any employee of Holdings or its Subsidiaries. None of the Sellers and the directors and officers (and employees with responsibility for the management or supervision of employment or employment-related matters) of Holdings and its Subsidiaries has any knowledge of, or information related to, any organizational effort or other collective activity presently being considered, threatened or undertaken by or on behalf of any labor organization or any employee or employees of Holdings or any of its Subsidiaries.

     (x)  Employee Benefits.

          (i) Section 5(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of Holdings and its Subsidiaries maintains or to which any of Holdings and its Subsidiaries contributes or with respect to which Holdings or its Subsidiaries has any liability.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws where the failure to comply could be reasonably expected to result in material Liability, specifically:

                    1) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and

               Summary Plan Descriptions) have been filed or distributed in accordance with applicable law with respect to each such Employee Benefit Plan.

                    2) The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan;

                    3) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Holdings and its Subsidiaries; and

                    4) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

          (ii) Each Employee Pension Benefit Plan intended to satisfy the requirements of a "qualified plan" under Code Sec. 401(a) is so qualified and has received, within the last two years, a favorable determination letter from the Internal Revenue Service, which remains valid and may be relied upon by Holdings and its Subsidiaries as of the date of closing.

          (iii) Neither Holdings nor any of its Subsidiaries have any liability in respect of an Employee Pension Benefit Plan which is now or has ever been subject to Title IV of ERISA, including any Multiemployer Plan, and has no Liability with respect to any such Plan.

          (iv) Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (v) With respect to each Employee Benefit Plan that any of Holdings, its Subsidiaries, and the Controlled Group of Corporations which includes Holdings and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               i) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan as to which there exists any material liability on the part of Holdings or its Subsidiary.

               ii) No Fiduciary, to the knowledge of the Company, has any material Liability for which Holdings or any of its Subsidiaries would be liable on account of breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan;

               iii) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is to the knowledge of the Company pending or threatened, and none of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of Holdings and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

          (vi) None of Holdings and its Subsidiaries maintains or contributes, or has any material Liability with respect to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     (y) Guaranties. Except as set forth in the Disclosure Statement, none of Holdings and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (z)  Environment, Health, and Safety.

          (i) Each of Holdings, its Subsidiaries, and their respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or threatened against any of them by anyone relating to any of their facilities, properties or assets and alleging any failure so to comply or other violation or any liability relating in any way to any Environmental, Health, and Safety Laws. Without limiting the generality of the preceding sentence, each of Holdings, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws. In addition to the foregoing, on or before Closing, the SOC in its current form and content, shall have become binding upon Alpha and upon the State of North Carolina.

          (ii) None of Holdings and its Subsidiaries has any Liability (and none of Holdings, its Subsidiaries, and their respective predecessors and Affiliates has handled, released or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of Holdings and its Subsidiaries giving rise to any Liability) for any site, location, asset, property or body of water (surface or subsurface), for any condition of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) All properties and equipment owned or operated by, or adjacent to the properties of, Holdings, its Subsidiaries, and their respective predecessors and Affiliates have been and are free of asbestos, PCB's oil and other petroleum products, Extremely Hazardous Substances, and hazardous or toxic substances, hazardous wastes, and/or hazardous materials as defined by any Environmental, Health, and Safety Laws."

          (iv) Holdings, its Subsidiaries and Affiliates have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, monitoring data, and other relevant information in their possession or in the possession of their consultants and contractors pertaining to hazardous substances and/or environmental conditions in, on, or under any property or facilities now or formerly owned, leased, or managed by Holdings, its Subsidiaries and Affiliates, or relating to their compliance (or to the compliance or potential liability of any other person or entity for whose conduct they are or may be held responsible) with any Environmental, Health, and Safety Laws.

     (aa) Certain Business Relationships with Holdings and Its Subsidiaries. Except as set forth in the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with any of Holdings and its Subsidiaries within the past 12 months, and none of the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of Holdings and its Subsidiaries.

     (ab) Disclosure. The representations and warranties contained in this (S) 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 5 not misleading in any material respect.

     6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S) 8 below).

     (b) Amendment to Tax Return. To the extent the auditors of Buyer determine it is necessary in order to correct Alpha's application of prior year net operating losses ("NOL") to offset "built-in" gains for the taxable year ending December 31, 1993, the Sellers agree to cause Alpha to prepare and file amended tax returns for the taxable years ending June 30, 1990, 1991 and 1992, and December 31, 1993 to properly carry-back or carry forward the NOL's generated in the taxable year ended June 30, 1993 to prior years before the NOL can be applied to the "built-in" gains for the taxable year ending December 31, 1993 or any subsequent taxable year. In addition, to the extent the auditors of Buyer determine it necessary, Sellers will cause Holdings to prepare and file amended tax returns for the taxable year ended December 31, 1994 to correct depreciation deductions. To the extent additional Taxes are owed for any taxable year resulting from these amended returns, Sellers will cause Alpha to pay such Taxes prior to Closing, provided that any refunds received by Alpha after Closing on account of such amended tax returns shall be credited to Sellers as a part of the Cash Component of the Purchase Price to the extent not reflected in Taxes receivable on the Projected Closing Balance Sheet or Audited Closing Balance Sheet.

     (c) Notices and Consents. The Sellers will cause each of Holdings and its Subsidiaries to give any notices to third parties, and will cause each of Holdings and its Subsidiaries to use its commercially reasonable efforts to obtain any third-party consents, that the Buyer may request in connection with the matters referred to in (S) 5(c) above. Each of the Parties will (and the Sellers will cause each of Holdings and its Subsidiaries to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S) 4(a)(ii), (S) 4(b)(ii), and (S) 5(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Sellers will cause each of Holdings and its Subsidiaries to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his or its best efforts to obtain (and the Sellers will cause each of Holdings and its Subsidiaries to use its commercially reasonable efforts to obtain) an early termination of the applicable waiting period, and, to the extent this Agreement has not been properly terminated pursuant to (S) 10 hereof, will make (and the Sellers will cause each of Holdings and its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     (d) Operation of Business. Except as contemplated by this Agreement, the Sellers will not cause or permit any of Holdings and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of Holdings and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) reduce the level of any stock of chemicals, felts, wrapper stocks, fuel oil, supplies, stores and spare parts, and work-in-process pulp below levels which have been consistently kept by Holdings and its Subsidiaries in the past and which are normal and prudent for the continued, uninterrupted operation of their business, (iii) enter into any purchase commitment for the purchase of raw cotton linters or textile wastes without obtaining Buyer's prior approval, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (S) 5(h) above.

     (e) Preservation of Business. The Sellers will cause each of Holdings and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (f) Full Access. Each of the Sellers will permit, and the Sellers will cause each of Holdings and its Subsidiaries to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Holdings and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Holdings and its Subsidiaries. Notwithstanding the foregoing, prior to the termination of the applicable waiting period under the Hart-Scott-Rodino Act, Buyer shall not be entitled to (i) receive documentation or other information relating to sales contracts, pricing or manufacturing processes of Holdings and its Subsidiaries or any other similar information of competitive sensitivity, or (ii) conduct on-site investigations at the facilities of Holdings and its Subsidiaries (except for environmental due diligence).

     (g) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in (S) 5 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in (S) 4 above. No disclosure by any Party pursuant to this (S) 6(g), however, shall be deemed to amend or supplement ANNEX I, ANNEX II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant without the expressed written agreement of the other Party.

     (h) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit any of Holdings and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of Holdings and its

Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Holdings Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (i) Title Insurance. The Sellers will cause Holdings and its Subsidiaries to obtain the following title insurance commitments, policies, and riders in preparation for the Closing:

          (i) with respect to each parcel of real estate that any of Holdings and its Subsidiaries owns, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) issued by a title insurer reasonably satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to the Buyer), in such amount as the Buyer reasonably may determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in Holdings or its Subsidiary as of the Closing (subject only to the title exceptions described above in (S) 5(l)(i) and in (S) 5(l)(i) of the Disclosure Schedule); and

          (ii) with respect to each parcel of real estate that any of Holdings and its Subsidiaries leases or subleases with terms in excess of one (1) year and which is listed on (S) 5(l)(ii) of the Disclosure Schedule as a property for which a title insurance policy is to be procured, an ALTA Leasehold Owner's Policy of Title Insurance-1987 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Leasehold Owner's Policy of Title Insurance-1987 is not available) issued by a title insurer reasonably satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement reasonably acceptable to the Buyer) in such amount as the Buyer reasonably may determine, insuring title to the leasehold or subleasehold estate to be in Holdings or its Subsidiary as of the Closing (subject only to the title exceptions described above in (S) 5(l)(ii) and in (S) 5(l)(ii) of the Disclosure Schedule).

Each title insurance policy delivered under (S) 6(i)(i) and (S) 6(i)(ii) above shall (A) insure title to the real property and all recorded easements benefitting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (C) contain an ALTA Zoning Endorsement 3.1

(or equivalent), (D) contain an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the Survey delivered with respect to such property, (E) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (F) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index (Base Year = ____), (G) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, and (H) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

     (j) Surveys. With respect to each parcel of real property that any of Holdings and its Subsidiaries owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to (S) 6(i) above, the Sellers will cause Holdings and its Subsidiaries to procure in preparation for the Closing a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

     (k) Tax Basis of Assets. Prior to the Closing, Sellers shall deliver a supplement to (S) 5(k) of the Disclosure Schedule setting forth the following with respect to Holdings and its Subsidiaries as of the most recent practicable date, which shall be reasonably acceptable to Buyer and its auditors: (A) the tax basis of Holdings or Subsidiary in its assets; (B) the tax basis of the stockholder(s) of Alpha in its stock for tax purposes (or the amount of any Excess Loss Account); and (C) the amount of carryforward for tax purposes of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Holdings or Alpha.

     7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents, and copies thereof) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 9 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Holdings and its Subsidiaries.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of Holdings and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S) 9 below).

     (c) Transition. For a period of two (2) years following the Closing Date, none of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of Holdings and its subsidiaries from maintaining the same business relationships with Holdings and its Subsidiaries after the Closing as it maintained with Holdings and its Subsidiaries prior to the Closing. For a period of two (2) years following the Closing Date, each of the Sellers will refer all customer inquiries relating to the businesses of Holdings and its Subsidiaries to the Buyer from and after the Closing.

     (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession, provided that nothing herein shall preclude the Seller Representative from communicating with or providing necessary financial information to present and/or prospective investors in Stonebridge Partners. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 7(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (e) Subsequent Disclosure. Each of the Sellers shall take such action as necessary to assist Buyer in preparing the required financial information relating to Holdings and its Subsidiaries in accordance with Regulation S-X under the Securities Exchange Act within seven (7) calendar days following the Closing.

     8.  CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the Sellers shall have delivered to Buyer all of the Holdings Shares with duly executed stock powers transferring the Holdings Shares to Buyer or its designee free of all liens, claims, encumbrances or pledge of any nature;

          (ii) the representations and warranties set forth in (S) 4(a) and (S) 5 above shall be true and correct in all material respects at and as of the Closing Date;

          (iii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iv) Holdings and its Subsidiaries shall have procured all material third party consents and any other third party consents deemed reasonably necessary by Buyer for its continued ownership and operation of Alpha from and after the Closing Date, all of the title insurance commitments, policies, and riders specified in (S) 6(i) above, and all of the surveys specified in (S) 6(j) above;

          (v) all necessary licenses, permits and authorizations for the ownership and operation of Holdings and each of its Subsidiaries shall have been lawfully issued to and obtained by each such entity and shall not be restricted, forfeited, rescinded, terminated or otherwise adversely affected by the acquisition of the Holdings Shares by Buyer; provided that, at Buyer's election, if all valid and legally required permits including those created by a valid and binding SOC shall not have been issued as of the Closing Date, Buyer may draw against the Hold-Back at any time after Closing within the eighteen (18) month period for environmental indemnification set forth in Section 9(a) hereof to install the essential equipment needed to allow the Alpha plant to meet the levels required by the SOC unless the Sellers can give Buyer reasonable assurance that the required permits will be issued within twelve (12) months of the Closing Date;

          (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any
     of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own Holdings Shares and to control Holdings and its Subsidiaries, or (D) affect adversely the right of any of Holdings and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vii) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S) 8(a)(i)-(vi) is satisfied in all respects;

          (viii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, Holdings, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in (S) 4(a)(ii), (S) 4(b)(ii), and
     (S) 5(c) above;

          (ix) each Seller (except for Janice S. Valenta, John F. Manning, Ken
     L. Wilcox, Albert A. Bounds, Jr., Ralph Bolin, Charles P. Oxendine and James R. Israelson) shall have executed and delivered to Buyer a Noncompetition Agreement in substantially the same form as that attached hereto as EXHIBIT "B."

          (x) the Buyer shall have received from counsel to the Sellers an opinion under the laws of the States of Delaware and North Carolina, as appropriate, in form and substance reasonably satisfactory to Buyer and its counsel, addressed to the Buyer, and dated as of the Closing Date concerning the matters set forth in Section 4(a) and Section 5(a-c) above;

          (xi) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of Holdings and its Subsidiaries other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

          (xii) all Operating Liabilities and Indebtedness of Holdings and its Subsidiaries shall have been discharged or paid in full as of the Closing Date or any such Operating Liabilities and Indebtedness which remain outstanding as of the Closing Date shall be capable of being discharged subsequent to the Closing Date at any time upon the election of Buyer, except, at the option of Buyer, for existing deferred compensation, non-compete obligations and employee-related obligations;

          (xiii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

          (xiv) Buyer shall have completed, to its reasonable satisfaction, its due diligence review relating to: (A) on-site investigations of Holdings' and its Subsidiaries' facilities and the manufacturing process of Holdings and its Subsidiaries, (B) interviews with employees of Holdings and its Subsidiaries, (C) sales contracts and pricing information of Holdings and its Subsidiaries, or (D) environmental and tax matters.

          (xv) Sellers shall have delivered the supplement to (S) 5(k) of the Disclosure Schedule to Buyer pursuant to (S) 6(k) and the information contained therein shall be reasonably acceptable to Buyer and its auditors.

          (xvi) Sellers shall have delivered to Buyer an officer's certificate certifying the allocation of manufacturing costs to finished goods inventory at the Closing Date as reasonably based on anticipated aggregate manufacturing costs for the current calendar year.

To the extent it may legally do so, Buyer may waive any condition specified in this (S) 8(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S) 4(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing including the payment of the Purchase Price;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in (S) 8(b)(i)-(iii) is satisfied in all respects;

          (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, Holdings, and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in (S) 4(b)(ii), and (S) 5(c) above;

          (vi) the Sellers shall have received from counsel to the Buyer an opinion under the laws of the State of Tennessee, in form and substance reasonably satisfactory to Sellers and their counsel, addressed to the Sellers, and dated as of the Closing Date concerning the matters set forth in Section 4(b) above; and

          (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller Representative.

To the extent they may legally do so, the Seller Representative may waive any condition specified in this (S) 8(b) if they execute a writing so stating at or prior to the Closing.

     9.  REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a)  Survival of Sellers' Representations and Warranties.

     All of the representations and warranties of Sellers contained herein shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter, except for the representations and warranties of Sellers contained in (S) 5(t) and (z) relating to litigation and environmental issues which shall continue in full force and effect for a period of eighteen months from the Closing, and except for the representations and warranties of Sellers contained in (S) 5(k) relating to tax issues which shall continue in full force and effect for a period of two years from the Closing.

     (b)  Indemnification Provisions for Benefit of the Buyer.

          (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and Buyer makes a written claim for indemnification against any of the Sellers pursuant to (S) 11(g) below within the survival period set forth in Section 9(a), then each of the Sellers, jointly and severally, agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Notwithstanding the preceding sentence, if any such breach or alleged fact already resulted in a Post-Closing Adjustment, there shall be no claim of indemnification hereunder to the extent of any such Post-Closing Adjustment already resulted in an adjustment to the Purchase Price.

          (ii) Each of the Sellers, jointly and severally, agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences (net of any reduction to the Purchase Price resulting from any applicable reserves on the Audited Closing Balance Sheet), the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of Holdings and its Subsidiaries for the unpaid Taxes of any Person (other than any of Holdings and its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (iii) Each of the Sellers, jointly and severally, agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by Alpha's failure to have obtained all valid and legally required permits including those created by the SOC in accordance with and pursuant to the provisions of Section 8(a)(v) above, including Seller's failure to obtain the required permits within twelve (12) months of Closing if Sellers shall have given Buyer their reasonable assurance that such permits will have been obtained within that time period.

          (iv) All claims for indemnification under clauses (i)-(iii) above shall be net of any insurance proceeds received by Holdings or Alpha subsequent to Closing specifically on account of the matter resulting in the claim.

          (v) NOTWITHSTANDING THE PROVISIONS OF CLAUSES (I) - (III) ABOVE AND ANY OTHER TERM OF THIS AGREEMENT, ANY PAYMENTS FROM SELLERS UNDER THIS AGREEMENT, SHALL BE LIMITED TO THE AMOUNTS CONTAINED IN THE HOLD-BACK, AND BUYER AGREES TO LOOK SOLELY TO THE HOLD-BACK FOR ITS CLAIMS FOR ADVERSE CONSEQUENCES RESULTING FROM THE MATTERS FOR WHICH INDEMNIFICATION WAS SOUGHT HEREUNDER. SELLERS SHALL HAVE NO PERSONAL LIABILITY FOR ANY CLAIM HEREUNDER AND ALL CLAIMS IN EXCESS OF THE HOLD-BACK AMOUNT ARE NON-RECOURSE.

     (c)  Matters Involving Third Parties.

          (i) If any third party shall notify Buyer (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Sellers (the "Indemnifying Party") under this (S) 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party acknowledges that it will be fully responsible for the payment of all fees and expenses of its counsel and other related costs incurred in the defense of such claim, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S) 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably), and (D) in the event any settlement is executed or judgement entered, it will be satisfied first from the Hold-Back, and any remaining amounts will remain the Liability of Holdings or its Subsidiaries, as the case may be.

          (iv) In the event any of the conditions in (S) 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the

     Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses).

     (d) Waiver of Indemnification Provisions. Each of the Sellers hereby agrees that he or it expressly waives any right to make any claim for indemnification against any of Holdings and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity at any time prior to the Closing Date or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by any third party against Holdings or any of its Subsidiaries and/or any of the Sellers for any matter, action or transaction occurring prior to the Closing Date.

     10.  TERMINATION.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Buyer and the Seller Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller Representative on or before the end of the second week following termination of the Hart-Scott-Rodino waiting period if the Buyer is not reasonably satisfied with the results of its continuing due diligence relating to (A) on-site investigations of Holdings and its Subsidiaries' facilities and the manufacturing processes of Holdings and its Subsidiaries, (B) interviews with employees of Holdings and its Subsidiaries, (C) sales contracts and pricing information of Holdings and its Subsidiaries, or (D) environmental and tax matters;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller Representative at any time prior to the Closing (A) in the event any of the Sellers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller Representative of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the ninetieth
     (90th) day from the date hereof, by reason of the failure of any condition precedent, which has not been waived by Buyer, under

     (S) 8(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Seller Representative may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the ninetieth (90th) day from the date hereof, by reason of the failure of any condition precedent, which has not been waived by the Seller Representative, under (S) 8(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to (S) 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  MISCELLANEOUS.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller Representative; provided, however, that Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. Except for the Confidentiality Agreement among the parties, this Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller Representative; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sellers:  c/o DAVID A. ZACKRISON
                         STONEBRIDGE PARTNERS
                         Westchester Financial Center
                         50 Main Street
                         White Plains, New York  10606

               Copy to:  SIMPSON, THATCHER & BARTLETT
                         425 Lexington Avenue
                         New York, New York  10018-3909
                         ATTN: Richard C. Weisberg

       If to the Buyer:  BUCKEYE CELLULOSE CORPORATION
                         1001 Tillman Street
                         P.O. Box 8407
                         Memphis, Tennessee 38105-0407
                         ATTN:  Robert Cannon

               Copy to:  BAKER, DONELSON, BEARMAN & CALDWELL
                         2000 First Tennessee Building
                         Memphis, Tennessee 38103
                         ATTN:  Henry P. Doggrell

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. However, all disputes involving claims against the Hold-Back shall be resolved in accordance with Section 2(i) above.

     (i) Arbitration. If, following the Closing, any dispute, claim or difference [except disputes arising under Section 2(i)] arises out of this Agreement, or as to the rights and liabilities of the parties hereunder or as to the breach or invalidity hereof, or in connection with the construction of this Agreement including any dispute, claim or difference as to whether an issue is arbitrable (each such event being hereinafter called a "Dispute"), the parties shall settle such Dispute exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date of commencement of the arbitration; provided, however, that any such arbitration shall be presided over by three arbitrators. The arbitration shall be held in Atlanta, Georgia, unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction thereof; provided, however, that nothing contained in this Section 11(i) shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction in the United States for injunctive or other provisional relief to compel another party hereto to comply with its obligations under this Agreement or any other agreement between or among the parties during the pendency of the arbitration proceedings.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties, Holdings, and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that none of Holdings and its Subsidiaries has borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Sellers' Agent. Each Seller hereby irrevocably appoints David A. Zackrison and Michael Bruno, Jr., and each of them, as his, her or its true and lawful attorney in fact with respect to all matters arising under and in connection with this Agreement or the Escrow Agreement including, but not limited to, the determination of Purchase Price and responding to claims to recover Damages under Escrow. This power of attorney shall not be affected by subsequent disability or incapacity of any Seller.

                               *   *   *   *   *

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

STONEBRIDGE PARTNERS EQUITY                  /s/ JANICE S. VALENTA
FUND, L.P.                                   ----------------------------------
                                                 JANICE S. VALENTA

ALPHA CELLULOSE ASSOCIATES I, L.P.           /s/ JOHN F. MANNING
                                             ----------------------------------
                                                 JOHN F. MANNING

ALPHA CELLULOSE ASSOCIATES II, L.P.          /s/ KEN L. WILCOX
                                             ----------------------------------
                                                 KEN L. WILCOX

BY:  Stonebridge Partners Management,        /s/ ALBERT A. BOUNDS, JR.
     L.P., General Partner                   ----------------------------------
                                                 ALBERT A. BOUNDS, JR.

By:  /s/ DAVID A. ZACKRISON                  /s/ RALPH BOLIN
   ----------------------------------        ----------------------------------
         David A. Zackrison,                     RALPH BOLIN
          General Partner

STONEBRIDGE PARTNERS                         /s/ CHARLES P. OXENDINE
MANAGEMENT, L.P., AS NOMINEE FOR             ----------------------------------
PNC VENTURE CORP.                            CHARLES P. OXENDINE

By:  /s/ DAVID A. ZACKRISON                  /s/ JAMES R. ISRAELSON
   ----------------------------------        ----------------------------------
Title:  General Partner                      JAMES R. ISRAELSON


DAWKS CORPORATION                            BUYER:

By: /s/ WAYLAND W. MCALLISTER                BUCKEYE CELLULOSE CORPORATION
   ----------------------------------
    Wayland W. McAllister, President         By:  /s/
                                                -------------------------------
/s/ JOHN P. FLANAGAN                         Title:  Chairman & CEO
- ----------------------------------                 ----------------------------
JOHN P. FLANAGAN


/s/ MICHAEL M. BROWN
- ----------------------------------
MICHAEL M. BROWN


/s/ WAYLAND W. MCALLISTER
- ----------------------------------
WAYLAND W. MCALLISTER, only as to
the obligation to deliver the Non-
Competition Agreement

           New York
STATE OF  ____________

          Westchester
COUNTY OF ____________

                                            Barbara Timm
     Personally appeared before me, __________________________, a Notary
Public in and for said State and County duly commissioned and qualified, DAVID
A. ZACKRISON, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the General Partner of STONEBRIDGE PARTNERS, MANAGEMENT, L.P. (the "Constituent"), the general partner of STONEBRIDGE PARTNERS EQUITY FUND, L.P., ALPHA CELLULOSE ASSOCIATES I, L.P., AND ALPHA CELLULOSE ASSOCIATES II, L.P., each a limited partnership (the "Makers") and is authorized by each Maker or by its Constituent, the Constituent being authorized by the Maker, to execute this instrument on behalf of the Maker.

                                      30th            April
     WITNESS my hand, at office, this ____ day of ______________, 1996.


                                       /s/  Barbara Timm
                                       __________________________
                                       Notary Public


                                                   BARBARA TIMM
My Commission Expires:                   Notary Public, State of New York
                                                  No. 41-4866950
   August 25, 1996                          Qualified in Queens County
_____________________                   Commission Expires August 25, 1996



           New York
STATE OF  ____________

          Westchester
COUNTY OF ____________

                         Barbara Timm
     Before me, _____________________________, a Notary Public in and for said
                                           David A. Zackrison
County and State, personally appeared _____________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged ___self to be a partner of STONEBRIDGE PARTNERS MANAGEMENT, L.P., AS NOMINEE FOR PNC VENTURE CORP., the within named bargainor, a partnership, and that _he as such partner executed the foregoing instrument for the purposes therein contained, by signing the name of the partnership by ___self as such partner.

                                                 30th             April
     WITNESS my hand and seal at office, on this ____ day of _______________, 1996.

                                       /s/  Barbara Timm
                                       __________________________
                                       Notary Public


                                                   BARBARA TIMM
My Commission Expires:                   Notary Public, State of New York
                                                  No. 41-4866950
   August 25, 1996                          Qualified in Queens County
_____________________                   Commission Expires August 25, 1996

STATE OF North Carolina
COUNTY OF Robeson

     Before me, Carolyn W. Jennings, a Notary Public in and for the
                ___________________
State and County aforesaid, personally appeared WAYLAND W. MCALLISTER, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself (or herself) to be the President of DAWKS CORPORATION, the within named bargainor, a corporation, and that he as such President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such President.

     WITNESS my hand and seal at office, on this the 30th day of April, 1996.
                                                     ____        _____

                                               /s/  Carolyn W. Jennings
                                               --------------------------
                                               Notary Public
My Commission Expires:

12/14/1999
______________________


STATE OF _____________
COUNTY OF ____________

     Personally appeared before me, __________________________, a Notary Public in and for said State and County, JOHN P. FLANAGAN, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

     WITNESS my hand and seal at office, on this ____ day of ______________, 1996.


                                               ------------------------
                                               Notary Public

My Commission Expires:

______________________

STATE OF _______________

COUNTY OF ______________


     Before me, ___________________ , a Notary Public in and for the State and County aforesaid, personally appeared WAYLAND W. MCALLISTER, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself (or herself) to be the President of DAWKS CORPORATION, the within named bargainor, a corporation, and that he as such President, being duly authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such President.

     WITNESS my hand and seal at office, on this the ____ day of _____, 1996.


                                               ______________________________
                                               Notary Public
My Commission Expires:

 8/25/96
______________________



STATE OF New York
         _____________

COUNTY OF Westchester
          ____________

     Personally appeared before me, Barbara Timm , a Notary Public in and for
                                    ------------
said State and County, JOHN P. FLANAGAN, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

     WITNESS my hand and seal at office, on this 30th day of April, 1996.
                                                 ----        -----

                                               /s/  Barbara Timm
                                               ______________________________
                                               Notary Public


My Commission Expires:                                 BARBARA TIMM
                                             Notary Public, State of New York
8/25/96                                               No. 41-4866950
______________________                      Commission Expires August 25, 1996

           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, _________________________, a Notary Public in and for said State and County, MICHAEL M. BROWN, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________




           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, JANICE S. VALENTA, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that she executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________

           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, JOHN F. MANNING, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________




           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, KEN L. WILCOX, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________

           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, ALBERT A. BOUNDS, JR., the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________




           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, RALPH BOLIN, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________

           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, CHARLES P. OXENDINE, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________



           North Carolina
STATE OF __________________

               Robeson
COUNTY OF _________________

                                       Carolyn W. Jennings
     Personally appeared before me, __________________________, a Notary Public in and for said State and County, JAMES R. ISRAELSON, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the foregoing instrument for the purposes therein contained.

                                                  30th            April
     WITNESS my hand and seal at office, on this ______ day of _____________, 1996.

                                                 /s/  Carolyn W. Jennings
                                                 ____________________________
                                                 Notary Public
My Commission Expires:

      12/14/1999
______________________

                                  EXHIBIT "A"
                                  -----------

                       AGREED UPON ACCOUNTING GUIDELINES
                       ---------------------------------


     The following outlines those specific accounting policies to be used in preparation of the Projected Closing Balance Sheet and Audited Closing Balance Sheet.

          The manufacturing costs component of finished goods inventory at the Closing Date will be determined by applying manufacturing overhead at a rate calculated by dividing cumulative year-to-date manufacturing costs as of the Closing Date, by finished goods tons produced during the same period.

          The accrual for customer rebates at the Closing Date will be calculated using the rebate percentage for estimated purchase volume for the 1996 calendar year applied to the purchases made during the current fiscal year up to and including the Closing Date, reduced by any related payments or credits issued to the customer for such rebates.

          An annual accrual for bonuses to all employees will be established assuming 100% of budgeted targets are achieved, with the calculated bonus pool totaling in the aggregate $770,401, multiplied by the percentage of the number of days in the current fiscal year through the Closing Date, divided by 365.

          Leases will be recorded as operating or capital in accordance with Statement of Financial Accounting Standards No. 13, regardless of materiality, at the Closing Date.

          The cost of the annual shutdown will be estimated as of the Closing Date. The estimate will include: repair and maintenance expense anticipated during the annual shutdown and any other costs, including related labor, that are directly identifiable with the annual shutdown and which in the aggregate shall be $174,000, plus the costs of direct labor of Alpha's employees. An accrual will be established based on the estimated costs of the annual shutdown multiplied by the percentage of the number of days in the current fiscal year through the Closing Date, divided by 365.

          Any liability for deferred compensation agreements will be valued at the estimated cost to liquidate those agreements as determined by a quote from an insurance company at the Closing Date.

          Any liability under noncompete agreements will be valued at the accumulated cash value of future payments as of the Closing Date.

          A reserve for incurred-but-not-reported claims for short-term disability benefits and group medical benefits will be accrued as of the closing date in an amount of $100,000.

          A liability will be recorded, as an Operating Liability and not as an inventory reserve or as an Indebtedness, for the amount by which the aggregate costs of raw cotton linters and textile waste to be paid by Alpha subsequent to Closing under all purchase commitments heretofore entered into, all of which are identified in EXHIBIT "C" hereto, exceeds the fair market value of such raw materials as of the Closing Date (with "Fair Market Value" being determined in the same manner as provided herein).

          The "Cost" and "Fair Market Value" of Inventory pursuant to /S/2(b)(ii) shall be determined as follows:

               12. Raw Cotton Linters. The cost to Alpha of its raw cotton linters shall be determined from its financial records, based on its FIFO cost, determined in accordance with its normal accounting procedures, as of the Closing Date. The fair market value of Alpha's raw cotton linters shall be determined by (i) calculating the volume weighted average base price specified in all firm purchase contract commitments entered into by Buckeye with all U.S. suppliers of cotton linters by cut during the three (3) month period immediately preceding the Closing Date (including the month during which the Closing occurs) and applying this weighted average base price to Alpha's raw cotton linters by cut and (ii) adding thereto Alpha's actual freight cost and
          (iii) adjusting the sum of (i) and (ii) hereof by any cellulose content price premiums paid or discounts received by Alpha. For purposes of the preceding sentence, "base price" shall mean the base price F.O.B. cotton seed oil mill, excluding any quality premiums or discounts, freight pick-ups, or other price adjustments, and "firm purchase contracts" shall mean purchase contracts executed by Buckeye with a U.S. supplier of cotton linters which is not subject to any base price adjustment at a later date.

               13. Denim Wastes. The cost to Alpha of its denim waste shall be determined in the same manner as the cost of Alpha's raw cotton linters as set forth in paragraph 1 above.

          The fair market value of Alpha's denim wastes shall be equal to the average of the price quotes obtained from three (3) independent denim dealers (acceptable to both Seller and Buyer) on a delivered basis within ten (10) days of the Closing Date.

               14. Finished Pulp. The cost to Alpha of its finished pulp shall be determined by adding (i) Alpha's manufacturing costs (exclusive of raw cotton linters) to produce the finished pulp determined pursuant to its normal accounting procedures, to (ii) the cost of the raw cotton linters utilized in the production of the finished pulp determined in accordance with paragraph 1 above). Finished pulp fair market value shall mean the actual sales price for each grade of finished pulp, net of all rebates, discounts, commissions and freight cost sold by Alpha determined on a weighted average basis for the thirty (30) day period immediately preceding the Closing Date.

                                  EXHIBIT "B"
                                  -----------

                           NON-COMPETITION AGREEMENT
                           -------------------------

                                  EXHIBIT "B"
                                  -----------


                           NONCOMPETITION AGREEMENT
                           ------------------------

     THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of the ____ day of ________ , 1996 by and between BUCKEYE CELLULOSE CORPORATION, a Delaware corporation ("Company"), and __________________, an individual residing in _______________ ("Obligor").

                             W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is purchasing all of the capital stock (the "Shares") of Alpha Cellulose Holdings, Inc. ("Holdings") including all Shares owned by Obligor, (such transactions herein referred to as the "Acquisition");

     WHEREAS, a material asset of Holdings is 100% of the capital stock of Alpha Cellulose Corporation ("Alpha") whose primary business is the manufacture and sale of specialty cellulose pulp;

     WHEREAS, Obligor, as the owner of approximately _______ percent (___%) of the outstanding Shares, is now and has been personally and actively engaged in the manufacture and sale of specialty cellulose pulp and is familiar with and has knowledge of the business and services involved in such manufacture and sale;

     WHEREAS, upon consummation of the Acquisition, the Company intends to continue to conduct and operate the businesses as presently conducted by Holdings and Alpha;

     WHEREAS, the Company, Holdings and Alpha are engaged in the business of producing, manufacturing, selling, promoting, marketing and distribution specialty cellulose pulp throughout the world, with reasonable expectations in the foreseeable future of extending the geographic scope of its business operations within the world market;

     WHEREAS; the Company, Holdings and Alpha have developed and compiled highly valuable and confidential business plans which include applications of its expertise in connection with its business operations, its list of customers and suppliers of goods and services, as well as its purchasing, manufacturing, marketing and business systems, programs, processes, procedures and techniques; and,

     WHEREAS, by reason of and during the course of Obligor's association with Holdings and Alpha and the performance by Obligor of related duties, Obligor has become familiar with the nature and extent of the business of Holdings and Alpha, both present and planned; and,

     WHEREAS, the competition among and between other persons, Businesses Entities, and enterprises engaged in the production, manufacturing, selling, promotion, marketing, and distribution of specialty cellulose pulp is both substantial and intense; and

     WHEREAS, Obligor recognizes and agrees that this Agreement is reasonably necessary to protect and interests of the Company, Holdings and Alpha throughout the geographic area and period of time defined below for the purpose of protecting the business and competitive positions of the Company, Holdings and Alpha, all without imposing undue hardship on Obligor; and, Obligor further acknowledges and agrees that the public interest is not and will not adversely be affected by the Agreement, and that it is in all respects warranted and appropriate, given the modern facilities of travel and communication, as well as the unique and highly competitive industry in which the Company, Holdings and Alpha are engaged; and, Obligor acknowledges and understands the Company's reliance upon this Agreement; and,

     WHEREAS, the Company irreparably will be harmed if, within the period set forth below, Obligor, directly or indirectly, competes with the businesses as conducted by the Company, Holdings and Alpha in any manner prohibited by this Agreement; and

     WHEREAS, the execution of this Agreement by Obligor is a condition to, and constitutes a material inducement for, the consummation of the Acquisition by the Company;

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration as herein recited, the parties hereto agree as follows:

     1. Covenants. During the "Noncompetition Term" (hereinafter defined), Obligor covenants and agrees that he will not directly or indirectly:

         (a) engage, individually or as a principal, owner, officer, director, employee, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), consultant, partner, joint venturer, agent, equity owner, or in any other capacity whatsoever, in any corporation, partnership, sole proprietorship, joint venture, or other business association or entity (a "Business Enterprise") that constitutes a "Competing Business" (hereinafter defined). As used in this Agreement, the term "Competing Business" means any Business Enterprise that provides to any "Client" (hereinafter defined) any specialty cellulose pulp products, whether such products are purchased, manufactured, processed, or distributed by such

     Business Enterprise, or services directly related thereto (collectively "Goods and Services") as presently provided by the Company or as provided by Holdings or Alpha prior to the Acquisition. As used in this Agreement, the term "Client" means any person or Business Enterprise (i) for whom the Company, Holdings or Alpha is providing Goods and Services as of the date of this Agreement, (ii) to whom the Company, Holdings or Alpha has provided such Goods and Services within the eighteen-month period immediately preceding the date of this Agreement, or (iii) who purchases Goods or Services, whether from Alpha, the Company or other manufacturers, processors, and distributors;

          (b) perform, engage in or otherwise participate in or on behalf of any Competing Business any duty Obligor has performed for Holdings or Alpha in connection with the Goods and Services that directly or indirectly in any way utilize or otherwise call upon Obligor's access to, knowledge of, or application of Confidential Information (hereafter defined); it being understood that this paragraph 1(b) shall be in addition to and not be construed as a limitation upon any other covenant in this paragraph 1 or paragraph 2; or

          (c) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Client to purchase any such Goods and Services from any person or Business Enterprise other than the Company, Holdings or Alpha or provide such Goods and Services to any such Client except on behalf of the Company, Holdings or Alpha. It is understood that this paragraph 1(c) shall be in addition to and not construed as a limitation upon any other covenant in paragraph 1 hereof.

     2. Confidential Information. Obligor acknowledges that during the course of his association with Holdings and Alpha, Obligor was exposed to and became privy to certain Confidential Information (herein defined) regarding the business and customers of Holdings and Alpha and their Goods and Services and that such information is valuable, special and unique. Obligor further acknowledges that, as a result of the Acquisition [AND OBLIGOR'S SUBSEQUENT EMPLOYMENT WITH ALPHA AND/OR THE COMPANY FOLLOWING THE ACQUISITION,] Obligor has received [AND WILL CONTINUE TO ACQUIRE] Confidential Information belonging to the Company. Obligor further acknowledges that the Company, through the Acquisition, is acquiring the exclusive ownership and control of, and the right to use, the Confidential Information of Holdings and Alpha and that the maintenance by the Company of the exclusive ownership and confidentiality of the Confidential Information to the fullest extent feasible is important to the Company and a significant inducement to the Company's consummation of the Acquisition. Accordingly, to the extent Obligor may have actual knowledge of or access to any Confidential Information, Obligor agrees that he shall not, without the prior written consent of the Company, at any time, whether before, during or after the term of the other provisions of this Agreement, [EXCEPT AS REQUIRED TO PERFORM HIS DUTIES OF EMPLOYMENT WITH ALPHA DURING SUCH TIME AS OBLIGOR MAY BE EMPLOYED BY ALPHA AND/OR THE COMPANY,] disseminate, disclose, or, by any means or medium, communicate any Confidential Information to any person or entity without limitation as to geographic location of Obligor or the person or entity to whom such dissemination, disclosure or communication is or may be made inside or outside the United States or otherwise use, whether for Obligor's own benefit or for the benefit of any other person or business enterprise, any Confidential information. As used herein, the term "Confidential Information" means all information disclosed or made known to Obligor as a direct or indirect consequence of or through his past association with Holdings or Alpha [AND THROUGH HIS CONTINUED ASSOCIATION WITH ALPHA AND/OR THE COMPANY] that is not generally known in the manufacturing and sale of specialty cellulose pulp industry, including without limitation information regarding (i) financial position, customers (including customer lists), suppliers and markets of Holdings, Alpha and the Company; (ii) profit margins, pricing techniques, and pricing information; (iii) past, present, and future plans with respect to the Goods and Services of Holdings, Alpha and the Company; (iv) bids, negotiations, and techniques in bidding and negotiating, pursuant to supplier, customer, or other contracts relating to the Goods and Services; (v) current or future advertising or promotion plans or programs relating to the Goods and Services;
(vi) any system, procedure, or administrative operations relating to the Goods and Services; (vii) present or future plans for the extension or expansion of the Goods and Services; (viii) manufacturing processes and techniques, including chemical applications and compositions utilized in the manufacturing process; and (ix) manufacturers' information (including the terms on which goods are supplied to the Holdings, Alpha and the Company); provided, however, that Confidential Information shall not include information that (1) is or becomes generally available to the public other than as a result of a disclosure by Obligor or (2) becomes available to Obligor on a nonconfidential basis from a source other than the Company, Holdings or Alpha or any of its representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligations of confidentiality to the Company, Holdings or Alpha or any other party with respect to such information.

      3. Noncompetition Term. All of the provisions of paragraph 1 shall be effective commencing immediately upon the date hereof and shall continue until a period of two (2) years has elapsed form the date hereof ("Noncompetition Term"), but the obligations contained in paragraph 2 shall survive the Noncompetition Term and continue in effect thereafter.

      4. Consideration. For and in consideration of the covenants of Obligor contained in this Agreement, the Company agrees to pay (a) $________________ on the date hereof, which is a part of an aggregate amount of Four Million Dollars ($4,000,000) the Company is paying to certain of the individuals and entities, including Obligor, selling Shares to the Company as consideration for their execution of Non-Competition Agreements in substantially the same form as this Agreement, and Obligor hereby acknowledges the receipt and sufficiency of the consideration.

     5. Geographical Boundaries. The restriction contained in paragraph 1 of this Agreement shall apply to any and all actions of Obligor within any geographic area of the world where (i) either the Company, Holdings or Alpha have within the last eighteen (18) months manufactured or sold (or are presently manufacturing or selling or reasonably may be expected to manufacture and sell within the term of this Agreement) specialty cellulose pulp containing either cotton linters or wood fibers, or otherwise conducted its business as of the date hereof, or (ii) any Clients are located.

     6. Reasonableness of Restrictions. Obligor acknowledges that the geographic scope of prohibited activities and time duration of the provisions of this Agreement are reasonable, and are no broader than the necessary to maintain the confidentiality of the Confidential Information and the goodwill associated with the business of Holdings, Alpha and the Company (including without limitation the Goods and Services). Specifically, Obligor recognizes that (i) the relevant market for both Clients and Suppliers is the entire world and (ii) the conduct by Obligor of any activity prohibited herein would have a material adverse effect on the business of Alpha and the Company. Obligor also acknowledges that the provisions of this Agreement are not oppressive and do not and will not impose any unreasonable burden on Obligor.

     7. Severability; Invalid Provisions and Request for Reformation. Each of the covenants in this Agreement shall be deemed a separate covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in this Agreement. If any provison of this Agreement (including without limitation any provision relating to the activities covered by, or time period of, the covenants provided for in paragraphs 1, 2 and
3) is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provison had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in leiu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provisions as may be possible and be legal, valid, and enforceable, and the parties hereby request the court to whom disputes relating to this Agreement are submitted to reform any otherwise unenforceable covenants contained in paragraphs 1, 2 and 3 hereof in accordance with the preceding provision.

     8. Enforcement. Obligor acknowledges that the covenants of Obligor contained in this Agreement are special and unique, that a breach by Obligor of any term or provision of either of paragraphs 1, 2 and 3 hereof may cause irreparable injury to the Company, and that remedies at law for the breach of any terms or provison of paragraphs 1, 2 and 3 hereof may be inadequate. Accordingly, in addition to any other remedies it may have in the event of breach, the Company shall be entitled to enforce specific performance of the terms and provisions of paragraphs 1, 2 and 3 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting bond or of proving actual damage. The covenants in paragraphs 1, 2 and 3 hereof are in addition to, independent of and supplemental to the terms and provisions of each of (i) any Employment Agreement of even date herewith entered into between Obligor and the Company and
(ii) the Asset Purchase Agreement pursuant to which the Acquisition was consummated, and the existence of any claim or cause of action of Obligor against the Company, whether predicated on either of those agreements or otherwise, shall not constitute a defense to the enforcement of paragraphs 1, 2 and 3 hereof by the Company.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to any choice or conflict of law provison or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

    10. Clients. The parties hereto agree that the eighteen-month period immediately preceding the date of this Agreement referred to in the definition of Client in this Agreement is a reasonable period of time, given the nature of the business of the Company and Alpha, to determine whether a person or Business Enterprise is a Client of the Company, Holdings or Alpha as of the date of this Agreement.

    11. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    12. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

    If to the Obligor:         ______________________

                               ______________________

                               ______________________

                               ______________________________

                               ______________________________


               Copy to:        SIMPSON,THATCHER & BARTLETT
                               425 Lexington Avenue
                               New York, New York 10018-3909
                               ATTN: Richard C. Weisberg

          If to the Company:   BUCKEYE CELLULOSE CORPORATION
                               1001 Tillman Street
                               P.O. Box 8407
                               Memphis, Tennessee 38105-0407
                               ATTN: Robert Cannon

               Copy to: BAKER, DONELSON, BEARMAN & CALDWELL 2000 First Tennessee Building
                               Memphis, Tennessee 38103
                               ATTN: Henry P. Doggrell

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     13. Amendment, Waiver. No modification or amendment hereof shall be valid and binding unless it be in writing and signed by the parties hereto. The waiver of any provision hereof shall be effective only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

     14. Benefit; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the subsidiaries, successors and assigns of the Company. Obligor may not assign his rights or obligations under this Agreement to any other person or Business Enterprise. The rights of the Company and its subsidiaries hereunder shall not be diminished by reason of the merger of the Company, or such subsidiaries, with or into any other entity. The rights of the Company and its subsidiaries hereunder are assignable in whole or in part to any person or Business Enterprise with or into which the Company or any of its subsidiaries is merged or that otherwise acquires the business of the Company.

    15. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

    16. Remedies Cumulative. No remedy conferred by any of the specific provisions of his Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

    17. Cumulative Rights. The rights of the parties under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements between them, or among them or others.

    18. Headings. The captions of each paragraph hereof are included solely for convenience and shall not be construed to limit or define the provisions of any paragraph.

    19. Construction. Each party has been represented by counsel of his or its own choosing in the negotiation and preparation of this Agreement, each of which has fully participated in the preparation hereof. Therefore, although for convenience the Company's counsel drafted this document, such fact shall not influence the construction of any provision contained herein; each provision shall be construed as if prepared by both parties hereto, and without any construction against any party by virtue of whether that party or his or its counsel actually drafted such provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                             BUCKEYE CELLULOSE CORPORATION


                                     By:______________________________
                                     Title:___________________________


OBLIGOR:                             _________________________________

                                  EXHIBIT "C"
                                  -----------

                              PURCHASE COMMITMENTS
                              --------------------


ALPHA CELLULOSE CORPORATION

ESTIMATED RAW LINTERS OPEN CONTRACT COMMITMENTS AS OF 06/30/96: (does not include Freight costs):

                                               CONTRACT
                                   (600# AVG)  COST PER    CONTRACT
                            BALES   AVG. WT.      LB.     COMMITMENT
=====================================================================
FIRST CUTS:
     Osceola                1,040    624,000     0.200       $124,800
- ---------------------------------------------------------------------
SECONDS:
- ---------------------------------------------------------------------
     Planters-Pine Bluff      439    263,400     0.200         52,680
- ---------------------------------------------------------------------
     Producers-Oklahoma       800    480,000     0.220        105,600
- ----------------------------================-----------------========
TOTAL LINTERS               2,279  1,367,400                 $283,080
COMMITMENTS:
=====================================================================


                                  EXHIBIT "D"

                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT is made and entered into as of the ____ day of _________, 1996, by and among STONEBRIDGE PARTNERS EQUITY FUND, L.P., ALPHA CELLULOSE ASSOCIATES I, L.P., ALPHA CELLULOSE ASSOCIATES II, L.P., STONEBRIDGE PARTNERS MANAGEMENT, L.P., AS NOMINEE FOR PNC VENTURE CORP., DAWKS CORPORATION, JOHN P. FLANAGAN, MICHAEL M. BROWN, JANICE S. VALENTA, JOHN F. MANNING, KEN L. WILCOX, ALBERT A. BOUNDS, JR., RALPH BOLIN, CHARLES P. OXENDINE AND JAMES R. ISRAELSON (herein collectively referred to as the "Sellers"), DAVID A. ZACKRISON (the "Seller Representative"), BUCKEYE CELLULOSE CORPORATION, a Delaware corporation ("Buyer"), and _____________________________, (the "Escrow Agent").

     WHEREAS, Sellers and Buyer are parties to that certain Stock Purchase Agreement dated April ___, 1996 (the "Contract"), a copy of which is attached hereto; and

     WHEREAS, pursuant to the Contract, Sellers have agreed to convey to Buyer all of the Holdings Shares pursuant to the terms of the Contract; and

     WHEREAS, the Contract requires that the Buyer deposit part of the Purchase Price with Escrow Agent and Escrow Agent has agreed to serve as escrow agent hereunder and is willing to hold, invest and disburse the Purchase Price in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Contract.

     2. Appointment of Escrow Agent. Sellers and Buyer hereby appoint Escrow Agent as the escrow agent with respect to this Agreement and as set forth in the Contract.

     3. Receipt and Distribution of Purchase Price. (a) On the Closing Date, Buyer shall deposit with Escrow Agent the sum of Four Million Dollars ($4,000,000) as provided under the Contract (which together with any accrued interest thereon shall be hereinafter referred to as the "Escrow Amount") as part of the total Purchase Price. The Escrow Agent shall deposit to the Escrow Amount to an interest bearing account.

     (b) During the term hereof, Buyer will be entitled to draw upon the Escrow Amount, subject to paragraph (d) below, for (i) any Post-Closing Adjustments resulting in a decrease in the value of the Inventory, Accounts Receivable or Cash of Alpha or an increase in the amount of the Liabilities or Indebtedness (or expenses relating thereto); (ii) Accounts Receivable not fully collected within sixty (60) days of its invoice due date pursuant to Section 2(b)(iii) of the Contract; (iii) damages resulting from the breach of representations and warranties of the Sellers contained in the Contract and other claims made by the Buyer in accordance with the provisions of Section 9 of the Contract; and (iv) any damages resulting from violations of the Non-Competition Agreements.

     (c) On the first anniversary of the Closing Date, the Escrow Amount shall be reduced to Three Million Dollars ($3,000,000) (plus the aggregate amount of any unpaid claims of Buyer made against the Escrow Amount in writing on or before the expiration of such one year period) by Escrow Agent distributing such excess to the Shareholder Representative, and from the expiration of such one year period until the expiration of a period of an additional six months, Buyer shall be entitled to draw against the Escrow Amount ony for (i) damages resulting from the breach of any representations and warranties of Sellers relating to tax, litigation and environmental, issues set forth in Section 5, paragraphs (k), (t) and (z) and Section 8(a)(v) of the Contract, or (ii) damages resulting from violations of the Non-Competition Agreements. Upon expiration of the period which is eighteen months following the Closing Date, the Escrow Amount shall be reduced to Two Million Dollars ($2,000,000) (plus the aggregate amount of any unpaid claims of Buyer made against the Escrow Amount in writing on or before the expiration of such eighteen-month period) by Escrow Agent distributing such excess to the Shareholder Representative and from such date through the second anniversary of the Closing Date, Buyer shall be entitled to draw against the Escrow Amount ony for damages resulting from the breach of any representations and warranties of Sellers relating to tax issues as set forth in
Section 5, paragraph (k) and for damages resulting from violations of the Non-Competition Agreements. On the second anniversary of the Closing Date, the Escrow shall terminate and any funds remaining in escrow, after deducting the aggregate amount of any claims made thereon by Buyer shall be returned to Seller Representative for distribution to the Sellers.

     (d) Buyer shall provide written notice to the Seller Representative prior to each of Buyer's requested draws from the Escrow Amount. If the Seller Representative does not provide written notice to Buyer within fifteen (15) days of receipt of Buyer's notice of the reasonable basis for a dispute (the "Dispute Notice"), or if Seller Representative notifies Buyer that no dispute exists, Buyer may draw the requested amount. The Dispute Notice shall set forth in reasonable detail the nature of the dispute(s). During the fifteen (15) day period following the date of such Dispute Notice, the Seller Representative and Buyer shall attempt to resolve such disputes. If at the end of the fifteen (15) day period following the date of such Dispute Notice, the Seller Representative and Buyer shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to a national "big six" accounting firm to be selected by the independent auditors of Buyer and the Seller

Representative (the "Expert") which shall act as an expert and shall issue a report as to its conclusions concerning the disputed draw, based solely on the submission of the parties, within sixty (60) days after such dispute is referred to the Expert, or within such longer period as the Expert may require to finalize his conclusions. The Seller Representative, on the one hand, and the Buyer, on the other hand, shall each bear all costs and expenses incurred by it in connection with such process, except that the fees and expenses of the Expert hereunder shall be borne by the party whom the Expert rules against (or pro rata between the parties based on the relative success of their positions as determined by the Expert). This provision for review and judgment by the Expert shall be specifically enforceable by the parties, and the decision of the Expert in accordance with the provisions hereof shall be final and binding, and there shall be no right of appeal therefrom. Immediately upon receipt by the Expert of its or his conclusions, the Buyer and Requisite Seller shall jointly instruct the Escrow Agent as to how to proceed with regard to the disputed draw in the manner provided for by the Expert.

     4. Termination. This Agreement and the escrow arrangement hereunder shall terminate at such time as the Escrow Agent shall have disbursed all escrowed funds hereunder.

     5. Interest. All interest and other income earned on the escrow fund principal shall be disbursed to the Seller Representative upon the final termination of the Escrow. Additionally, Escrow Agent shall distribute on April 1 of each year during the term of the Escrow 45% of the income generated during the prior year to Seller Representative for tax purposes.

     6. Resignation of Escrow Agent. The Escrow Agent may resign as depositary hereunder at any time upon thirty (30) days written notice to each of the Undersigned. If the Undersigned fail to appoint a successor Escrow Agent or otherwise direct the Escrow Agent regarding the dispositions of the escrowed funds, then the Escrow Agent may interplead the escrowed funds as provided in paragraph 8(a)(iii) hereof. At the time of the resignation of the Escrow Agent if there are unpaid fees and expenses of the Escrow Agent which are accrued, the Escrow Agent may deduct its unpaid but accrued fees and expenses from the escrowed funds prior to its delivery as directed by the Undersigned or at the time the Escrow Agent is required to interplead the escrowed funds. If the Escrow Agent has been paid its fees or expenses in advance, that portion of Escrow Agent's fees or expenses which are unearned at the time of Escrow Agent's resignation shall be distributed as directed by the Undersigned.

     7. Investment of Escrow Funds. Escrow Agent is hereby directed to invest the Purchase Price and all funds controlled by Escrow Agent hereunder in one of the following mutual money market funds of the Escrow Agent:

                   ----------------------------------------

                   ----------------------------------------

     8. Escrow Agent's Performance.
        ---------------------------

     (a) Conflicting Demands. Escrow Agent will be obligated to perform only such duties as are expressly set forth in this Agreement. In case of conflicting demands upon the Escrow Agent, Escrow Agent shall be entitled, at its option (i) to refuse to comply therewith so long as such disagreement continues and to make no delivery or other disposition of the Escrow Amount (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands); or (ii) to continue to so refrain and to so refuse to act until all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed jointly by the Seller Representative and Buyer. Any payment by Escrow Agent to the Seller Representative made pursuant to Section 3 above, shall be deemed a payment to all Sellers and shall constitute full performance of Escrow Agent's obligation related to such payment.

     (b) Other Obligations. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, Escrow Agent shall be liable only for damages arising out of its willful misconduct or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel to Sellers and Buyer given with respect to any questions related to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and as to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or proper persons and to conform with the provisions of this Agreement.

     (c) Indemnity. Sellers and Buyer agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and expenses and costs and expenses associated with Escrow Agent's decision to interplead the Escrow Amount (collectively "Indemnification Costs") which may be imposed upon Escrow Agent or incurred by it in connection with its acceptance of this appointment as escrow agent hereunder and or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof; except that, if Escrow Agent shall be found guilty of criminal acts, willful misconduct or gross negligence under this Agreement, in that event, Escrow Agent shall bear all such losses, claims, damages and expenses. Sellers and Buyer further agree that, once it has been established that Escrow Agent is entitled to indemnification as provided herein, Escrow Agent shall have the right to offset the Indemnification Costs against the balance of the escrow fund. This indemnification provision shall survive termination of this Escrow Agreement.

     (d) Written Instructions of Parties. Notwithstanding any provision to the contrary contained herein, Escrow Agent shall, at all times, have the full right and authority to pay over and disburse the Purchase Price in accordance with the joint written instructions signed by Sellers and Buyer.

     9. Compensation of Escrow Agent. Escrow Agent shall receive compensation out of the Escrow Account for its services in the amount and manner described in Exhibit A hereto.

     10. Miscellaneous.
         --------------

     (a) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.

     (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller Representative; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Sellers:   c/o DAVID A. ZACKRISON
                               STONEBRIDGE PARTNERS
                               Westchester Financial Center
                               50 Main Street
                               White Plains, New York 10606

                    Copy to:   SIMPSON,THATCHER & BARTLETT
                               425 Lexington Avenue
                               New York, New York 10018-3909
                               ATTN: Richard C. Weisberg

            If to the Buyer:   BUCKEYE CELLULOSE CORPORATION
                               1001 Tillman Street
                               P.O. Box 8407
                               Memphis, Tennessee 38105-0407
                               ATTN: Robert Cannon

                    Copy to: BAKER, DONELSON, BEARMAN & CALDWELL 2000 First Tennessee Building
                               Memphis, Tennessee 38103
                               ATTN: Henry P. Doggrell

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

     (g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurence.

     (h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                        SELLER REPRESENTATIVE:


                                        _____________________________________
                                        DAVID A. ZACKRISON, as Attorney-in-
                                             Fact for Sellers



                                        BUYER:

                                        BUCKEYE CELLULOSE CORPORATION


                                        By: _________________________________

                                        Title: ______________________________

                                  EXHIBIT "E"
                                  -----------

                              FINANCIAL STATEMENTS
                              --------------------

1. Audited consolidated balance sheets and statements of income changes in stockholder's equity and cash flow as of and for the fiscal years ended 1994 (August 8, 1994 through December 31, 1994) and 1995 ("the Most Recent Fiscal Year End") for Holdings and its Subsidiaries.

2. Unaudited consolidated balancing sheets and statements of income ("the Most Recent Financial Statements") as of and for the three months ended March 31, 1996 ("the Most Recent Fiscal Month End") for Holdings and its Subsidiaries.

     The Financial Statements reflect the allocation of purchase price in connection with Holdings' acquisition of Alpha based on information available at the date of such acquisition, including information as to tax basis acquired assets. Information currently available indicates that the amount of tax basis used in connection with such allocation of purchase price may have been overstated. Accordingly, the amounts of deferred taxes and goodwill (and reltated amortization) reflected in the Financial Statements may have been misstated. See Section 6(k) of the Stock Purchase Agreement.

ALPHA CELLULOSE HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD
AUGUST 8, 1994 THROUGH DECEMBER 31, 1994 AND
INDEPENDENT AUDITORS' REPORT

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Alpha Cellulose Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Alpha Cellulose Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1995 and for the period August 8, 1994 through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Alpha Cellulose Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995 and the period August 8, 1994 through December 31, 1994, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


February 29, 1996







- ---------------
Deloitte Touche
Tohmatsu
International
- ---------------

ALPHA CELLULOSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

ASSETS                                                            1995           1994
CURRENT ASSETS:
 Cash and cash equivalents                                     $   186,386    $   731,166
 Receivables:
  Trade                                                          5,675,744      4,644,631
  Related parties (Note 8)                                          60,000        144,000
  Other                                                              6,749         58,588
 Inventory (Note 3)                                             14,910,692      8,395,981
 Prepaid expenses and other assets                                 163,500        337,804
 Deferred income tax (Note 6)                                      594,000        559,670
                                                               -----------    -----------
    Total current assets                                        21,597,071     14,871,840
                                                               -----------    -----------

PROPERTY, PLANT AND EQUIPMENT, NET (Note 4)                     27,391,460     28,269,128

INTANGIBLE ASSETS, NET (Note 5)                                  4,528,386      5,731,598
                                                               -----------    -----------

TOTAL ASSETS                                                   $53,516,917    $48,872,566
                                                               ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current portion of long-term obligations (Note 7)             $ 7,122,053    $ 2,699,198
 Accounts payable                                                1,951,302      2,534,260
 Accrued expenses                                                2,935,802      2,912,082
 Income tax payable                                                146,327          6,809
                                                               -----------    -----------
    Total current liabilities                                   12,155,484      8,152,349
                                                               -----------    -----------

LONG-TERM OBLIGATIONS (Notes 7 and 8)                           28,089,544     31,864,110

DEFERRED INCOME TAX (Note 6)                                     4,135,000      3,954,670

COMMITMENTS (Note 9)

STOCKHOLDERS' EQUITY:
 Common stock, $.01 par value, 1,000,000 shares authorized,
  1,000,000 and 970,000 shares outstanding
  at December 31, 1995 and 1994, respectively                       10,000          9,700
 Preferred stock, $.01 par value,
  50,000 shares authorized and outstanding                             500            500
 Paid-in capital                                                 3,989,500      3,929,800
 Retained earnings                                               5,136,889        961,437
                                                               -----------    -----------
    Total stockholders' equity                                   9,136,889      4,901,437
                                                               -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $53,516,917    $48,872,566
                                                               ===========    ===========

See notes to consolidated financial statements.

ALPHA CELLULOSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED DECEMBER 31, 1995 AND FOR THE
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994
- --------------------------------------------------------------------------------

                                              1995           1994
SALES                                      $54,850,902    $18,227,472

  Less allowances                           (4,516,483)    (1,677,788)
                                           -----------    -----------

    Net sales                               50,334,419     16,549,684

COST OF SALES                               35,477,777     12,161,940
                                           -----------    -----------

    Gross profit                            14,856,642      4,387,744

SELLING AND ADMINISTRATIVE EXPENSES          4,084,565      1,454,317
                                           -----------    -----------

    Operating income                        10,772,077      2,933,427
                                           -----------    -----------

OTHER INCOME (EXPENSE):
  Interest income (Note 8)                       7,077          4,144
  Interest expense (Note 8)                 (3,265,474)    (1,385,201)
  Trucking income, net                          31,465         84,885
  Miscellaneous, net                          (445,651)       (22,818)
                                           -----------    -----------

    Total other expense                     (3,672,583)    (1,318,990)
                                           -----------    -----------

INCOME BEFORE INCOME TAXES                   7,099,494      1,614,437

PROVISION FOR INCOME TAXES (Note 6)          2,682,000        653,000
                                           -----------    -----------

NET INCOME                                 $ 4,417,494    $   961,437
                                           ===========    ===========

See notes to consolidated financial statements.

ALPHA CELLULOSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1995 AND FOR THE
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994
- --------------------------------------------------------------------------------

                            Common    Preferred    Paid-in         Retained
                            Stock       Stock      Capital         Earnings         Total
BALANCE,
 AUGUST 8, 1994            $ 9,700      $500      $3,929,800      $               $3,940,000

 Net income                                                          961,437         961,437
                           -------      ----      ----------      ----------      ----------

BALANCE,
 DECEMBER 31, 1994           9,700       500       3,929,800         961,437       4,901,437

 Common stock, 30,000
  shares issued                300                    59,700                          60,000

 Dividends                                                          (242,042)       (242,042)

 Net income                                                        4,417,494       4,417,494
                           -------      ----      ----------      ----------      ----------

BALANCE,
 DECEMBER 31, 1995         $10,000      $500      $3,989,500      $5,136,889      $9,136,889
                           =======      ====      ==========      ==========      ==========

See notes to consolidated financial statements.

ALPHA CELLULOSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995 AND FOR THE
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994 (CONTINUED)
- -------------------------------------------------------------------------------

                                                                1995            1994
                                                             -----------    ------------
OPERATING ACTIVITIES:
 Net income                                                  $ 4,417,494    $    961,437
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                2,961,534       1,227,627
  Deferred income tax                                            146,000        (614,000)
  Net loss on disposal of assets                                 445,850
  Provision for bad debts                                         75,000
  Changes in operating assets and liabilities:
   Receivables                                                  (970,274)        456,489
   Inventory                                                  (6,514,711)      1,077,331
   Prepaid expenses and other assets                             174,304       1,237,802
   Accounts payable                                             (582,958)        131,928
   Accrued expenses and income tax payable                       163,238         976,704
                                                             -----------    ------------
    Net cash provided by operating activities                    315,477       5,455,318
                                                             -----------    ------------

INVESTING ACTIVITIES:
 Proceeds from sale of equipment                                 119,747
 Acquisition of Alpha Cellulose, Inc., includes net cash
  acquired of $351,108                                           636,084     (40,246,940)
 Purchases of equipment                                       (2,082,335)       (800,798)
                                                             -----------    ------------

    Net cash used in investing activities                     (1,326,504)    (41,047,738)
                                                             -----------    ------------

FINANCING ACTIVITIES:
 Proceeds from issuance of subordinated notes                                  9,000,000
 Borrowings on term loan                                                      23,000,000
 Borrowings on line of credit, net                             2,097,487       5,325,000
 Proceeds from issuance of stock                                  60,000       2,970,000
 Principal payments on long-term obligations                  (1,449,198)     (3,971,414)
 Dividends paid to shareholders                                 (242,042)
                                                             -----------    ------------

    Net cash provided by financing activities                    466,247      36,323,586
                                                             -----------    ------------

NET INCREASE (DECREASE) IN CASH                                 (544,780)        731,166

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                     731,166
                                                             -----------    ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                       $   186,386    $    731,166
                                                             ===========    ============

ALPHA CELLULOSE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995 AND FOR THE
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994 (CONCLUDED)
- --------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                               1995          1994
 Cash paid during the year for:

  Interest (net of amount capitalized)      $3,736,792    $  415,542
                                            ==========    ==========
  Income taxes                              $2,401,917    $1,044,000
                                            ==========    ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

 In conjunction with the incorporation of the Company in 1994, common stock was issued in exchange for a note receivable of $60,000 and property with a fair market value of $910,000.

 In conjunction with the acquisition of Alpha Cellulose, Inc. (as discussed in Note 1 to the consolidated financial statements), the Company established a note payable to a related party of $90,000 to revalue certain property and equipment to its fair value at the acquisition date.

 Also in conjunction with the acquisition of Alpha Cellulose, Inc., the Company entered into a noncompete agreement with a former officer of the Company. This resulted in the recording of assets and liabilities of $1,045,165, respectively, representing the present value of future payments to be made under the agreement.

See notes to consolidated financial statements.

ALPHA CELLULOSE HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995 AND FOR THE
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994
- -------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     Alpha Cellulose Holdings, Inc. ("Holdings") was incorporated in the State of Delaware on August 5, 1994 through the issuance of 50,000 shares of preferred stock and 970,000 shares of common stock for $2,970,000 in cash, note receivable of $60,000 and property with a fair value of $910,000.

     On August 7, 1994, Holdings acquired all of the outstanding capital stock of Alpha Cellulose, Inc. ("Alpha") in a business combination for an aggregate purchase price of $42,352,105 (the "Acquisition"). The Acquisition was funded as follows:

       Exchange of stock                                          $ 3,940,000
       Borrowings on revolving line of credit                       5,366,940
       Borrowings on term loan                                     23,000,000
       Borrowings on subordinated notes                             9,000,000
       Noncompete agreement                                         1,045,165
                                                                  -----------
                                                                  $42,352,105
                                                                  ===========

     The Acquisition has been accounted for in accordance with the purchase method of accounting and the accompanying consolidated financial statements of the Company reflect the purchase price allocated to assets acquired and liabilities assumed based on their fair values as of the acquisition date. The fair values of assets and liabilities were based on independent appraisals and estimates by management. The following is a summary of the purchase price allocation as of the date of acquisition:

       Current assets                                             $17,093,737
       Property, plant and equipment                               28,336,547
       Intangible assets                                            6,001,005
       Liabilities assumed                                         (9,079,184)
                                                                  -----------

       Total purchase price                                       $42,352,105
                                                                  ===========

     All goodwill resulting from the purchase is being amortized over 40 years. The noncompete asset is being amortized over the three year life of the agreement.

     In 1995, $636,084 was received in settlement of certain contingent obligations existing at the acquisition date. Accordingly, goodwill has been reduced by $636,084 to reflect this settlement.

     Operations--Alpha is the leading worldwide manufacturer of cotton pulp used by specialty papermills in the production of a variety of fine writing and other specialty papers.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     a. Principles of Consolidation--The consolidated financial statements include the accounts of Alpha Cellulose Holdings, Inc. and its wholly-owned subsidiaries Alpha and Alpha Cellulose Exports, Inc. All intercompany balances and transactions have been eliminated.

     b. Statement of Cash Flows--For the purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks and investments in money market accounts.

     c. Inventory--Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Obsolete and possible excess quantities are reduced to estimated net realizable value.

     d. Property, Plant and Equipment--Additions and improvements are capitalized at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided on both straight-line and accelerated methods for financial statement and income tax purposes over the following useful lives:

               Land improvements                               10-30 years
               Leasehold improvements                           5-10 years
               Buildings                                     10-31.5 years
               Machinery and equipment                          3-20 years

     e. Intangible Assets--Intangible assets consist primarily of goodwill resulting from the purchase of Alpha Cellulose, Inc. and a noncompete agreement with a former officer of the Company. The goodwill is being amortized over 40 years and the noncompete agreement over the three year term of the agreement.

     f. Income Taxes--On August 8, 1994, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires a change from the deferred method, as required under the American Institute of Certified Public Accountants Accounting Principles Board Opinion No. 11 ("APB 11"), to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     g. Environmental Remediation and Compliance--Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Environmental compliance costs include maintenance and operating costs with respect to pollution control facilities, costs of ongoing monitoring programs and similar costs. Such costs are expensed as incurred.

     h. Employee Benefit Costs--Alpha has a cash option thrift plan [401(k)] which covers substantially all employees. The Company matches employee contributions to the plan up to 5% of the employee's gross compensation. Thrift plan costs charged to operations were $229,764 for 1995 and $74,797 for the period August 8, 1994 through December 31, 1994.

    i. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    j. Reclassifications - Certain amounts for 1994 have been reclassified to conform with the 1995 presentation.

3.  INVENTORY

    Inventory consists of the following at December 31, 1995 and 1994:

                                                 1995          1994
       Supplies                              $   623,055   $   640,350
       Raw materials                          10,823,700     6,212,075
       Finished goods                          3,463,937     1,543,556
                                             -----------   -----------

       Total inventory                       $14,910,692   $ 8,395,981
                                             ===========   ===========

4.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, at cost, consists of the following at December 31, 1995 and 1994:

                                                           1995          1994
       Land and improvements                            $ 1,298,652   $   983,774
       Leasehold improvements                                72,641        72,641
       Buildings                                          6,058,911     5,929,052
       Machinery and equipment                           22,313,951    22,011,184
       Construction in progress                             848,282       178,458
                                                        -----------   -----------

                                                         30,592,437    29,175,109
       Less accumulated depreciation and amortization    (3,200,977)     (905,981)
                                                        -----------   -----------

       Property, plant and equipment, net               $27,391,460   $28,269,128
                                                        ===========   ===========

5.  INTANGIBLE ASSETS

    Intangible assets consist of the following at December 31, 1995 and 1994 and are related to the purchase of Alpha by Holdings on August 7, 1994 (see Note
    1).

                                                        1995           1994

    Goodwill                                        $ 3,361,117    $ 4,014,001
    Noncompete agreement                              1,045,165      1,045,165
    Deferred financing fees                             936,514        919,714
    Other                                                22,125         22,125
                                                    -----------    -----------

                                                      5,364,921      6,001,005
    Less accumulated amortization                      (836,535)      (269,407)
                                                    -----------    -----------

    Intangible assets, net                          $ 4,528,386    $ 5,731,598
                                                    ===========    ===========

    Amounts are being amortized using straight-line and effective interest methods over lives ranging from 3 to 40 years.

6.  INCOME TAXES

    The Company adopted SFAS 109 on August 8, 1994 (see Note 1). The primary effect of adopting SFAS 109 resulted in tax effecting gross deductible and taxable temporary differences at currently enacted rates.

    The components of the income tax provision for the year ended December 31, 1995 and for the period August 8, 1994 through December 31, 1994 are as follows:

                                                        1995           1994
      Current:
       Federal                                      $ 2,022,000    $ 1,012,000
       State                                            514,000        255,000
                                                    -----------    -----------

       Total current                                  2,536,000      1,267,000
                                                    -----------    -----------

      Deferred:
       Federal                                          116,000       (494,500)
       State                                             30,000       (119,500)
                                                    -----------    ------------

       Total deferred                                   146,000       (614,000)
                                                    -----------    ------------

      TOTAL PROVISION FOR INCOME TAXES              $ 2,682,000    $   653,000
                                                    ===========    ===========

The approximate tax effect on each of the temporary differences that gave rise to the Company's net deferred income tax liabilities at December 31, 1995 and 1994 under SFAS 109 are as follows:

                                                        1995           1994

  Current deferred income tax (assets) liabilities:
   Inventory purchase price adjustments              $              $   17,000
   Deferred compensation                               (262,000)      (201,983)
   Inventory capitalization                            (119,000)       (53,607)
   Accrued liabilities                                 (213,000)      (321,080)
                                                     ----------     ----------

  Current deferred income tax asset                  $ (594,000)    $ (559,670)
                                                     ==========     ==========

  Noncurrent deferred income tax liabilities:
   Depreciation                                      $  694,000     $   42,000
   Property, plant and equipment
    purchase price adjustments                        3,532,000      3,920,000
   Amortization of noncompete agreement                (136,000)        (7,330)
   Other                                                 45,000
                                                     ----------     ----------

  Noncurrent deferred income tax liability           $4,135,000     $3,954,670
                                                     ==========     ==========

A reconciliation between anticipated income taxes, computed at the statutory federal income tax rate applied to pretax accounting income, and the provision for income taxes included in the consolidated statements of income for the year ended December 31, 1995 and for the period August 8, 1994 through December 31, 1994 follows:

                                                              1995       1994

  Anticipated income taxes at the statutory federal rate   $2,414,000  $549,000
  State income taxes, net of federal tax benefit              375,000    80,000
  Amortization of goodwill                                     37,000
  Meals and entertainment                                       8,000
  Foreign sales corporation income tax benefit               (168,000)
  Other, net                                                   16,000    24,000
                                                           ----------  --------

  Provision for income taxes                               $2,682,000  $653,000
                                                           ==========  ========

7.   LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following at December 31, 1995 and 1994.

                                                        1995           1994
       Term loan: the term loan is with a
         commercial bank and bears interest at a
         variable rate of the greater of the
         prime rate (8.5% at December 31, 1995),
         base CD rate (5.68% at December 31, 1995)
         plus 1%, or the federal funds effective
         rate (5.38% at December 31, 1995) plus
         1.25%. The Company has the option to
         convert any term loan exclusive of the
         revolving line of credit to a eurodollar
         loan for three to six month periods. The
         interest rate for the applicable period
         is the LIBOR plus 2.75%. All eurodollar
         loans are to be made net of regularly
         scheduled debt service payments that
         fall within the eurodollar loan period.
         Payments are due quarterly in amounts
         ranging from $250,000 to $375,000 in
         1996, plus accrued interest. The loan is
         secured by all assets of the Company.      $21,970,867    $23,000,000
       Subordinated notes: the subordinated notes
         are with shareholders of the Company and
         bear interest at 9.25% with interest
         payable semi-annually on May 25 and
         November 25 of each year. Principal
         amounts are due in two equal installments
         of $4,500,000 on November 25, 2003 and
         2004.                                        9,000,000      9,000,000
       Revolving line of credit: the revolving
         line of credit is with a commercial bank
         and allows borrowings of up to $7,000,000
         but not to exceed 80% of eligible
         receivables plus 50% of eligible
         inventory. Borrowings bear interest at a
         variable rate based on the greater of the
         prime rate (8.5% at December 31, 1995),
         base CD rate (5.68% at December 31, 1995)
         plus 1%, or the federal funds effective
         rate (5.38% at December 31, 1995) plus
         1.25%. Interest is payable on the first
         business day of January, April, July and
         October of each year. During 1995, the
         line of credit was modified to reflect
         monthly net cash receipts (disbursements)
         as reductions from (additions to) the
         outstanding balance. The line of credit
         expires August 8, 1997.                      3,347,484      1,250,000
       Noncompete agreement: the noncompete
         agreement is with a former officer of the
         Company. The agreement requires the
         Company to make monthly payments of
         $33,333 (includes interest) through
         January 1998. Interest was imputed at a
         rate of 9.2% on the outstanding balance.       587,278        916,604
       Note payable: the note payable was
         established for the purchase of a
         warehouse. The note bears interest at a
         rate of 6.5% and is payable in monthly
         installments of $9,000 through February
         1998.                                          215,968        306,704
       Note payable--related party: the note
         payable--related party was established to
         revalue certain property and equipment to
         its fair value at the acquisition date.
         The note bears interest at a rate of 8%
         and is payable in August 2001.                  90,000         90,000
                                                    -----------    -----------

       Total obligation                              35,211,597     34,563,308
       Less current portion                           7,122,053      2,699,198
                                                    -----------    -----------

       Total long-term obligations                  $28,089,544    $31,864,110
                                                    ===========    ===========

     The term loan and the revolving line of credit are subject to terms and conditions of a credit agreement, which provides for certain covenants. At December 31, 1995, the Company was in compliance with, or had obtained waivers from, all covenants. In addition, the credit agreement provides for a mandatory prepayment of the loans (including accrued interest) to be made within 90 days after year-end, contingent upon the results of certain financial ratios. At December 31, 1995, $1,941,000 was included in the current portion of long-term obligations relating to such mandatory prepayment.

     Principal payments on long-term obligations, excluding deferred compensation amounts, are due as follows:

       1996                                                       $ 7,122,053
       1997                                                         2,579,635
       1998                                                         3,265,857
       1999                                                         4,250,000
       2000                                                         4,500,000
       Thereafter                                                  13,494,052
                                                                  -----------

                                                                  $35,211,597
                                                                  ===========

8.   RELATED-PARTY TRANSACTIONS

     At December 31, 1995 and 1994, there were outstanding notes receivable from a director and an employee of the Company for $60,000 and $114,000, respectively. Interest earned from these notes receivable during the years ended December 31, 1995 and for the period August 8, 1994 through December 31, 1994 totaled approximately $5,000 and $4,000, respectively.

     At December 31, 1995 and 1994, there was an outstanding note payable to an officer of the Company for $90,000. Interest expense related to the note payable for the year ended December 31, 1995 and the period August 8, 1994 through December 31, 1994 totaled approximately $7,500 and $2,900, respectively.

     The Company paid management fees to an owner of the Company of approximately $203,000 and $93,500 for the year ended December 31, 1995 and the period August 8, 1994 through December 31, 1994, respectively.

9.   COMMITMENTS

     At December 31, 1995, the Company had outstanding purchase commitments of $8,200,000 to purchase cotton linters and other raw materials.


                                  **********

ALPHA CELLULOSE, INC.

Financial Statements for the Period
August 8, 1994 through December 31, 1994 and
Independent Auditors' Report

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Alpha Cellulose, Inc.

We have audited the accompanying balance sheet of Alpha Cellulose, Inc. (the "Company") as of December 31, 1994, and the related statements of income and retained earnings and of cash flows for the period August 8, 1994 through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Alpha Cellulose, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the period August 8, 1994 through December 31, 1994, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

February 17, 1995


[LOGO OF DELOITTE TOUCHE TOHMATSU INTERNATIONAL]

ALPHA CELLULOSE, INC.

BALANCE SHEET
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                      $   731,166
  Receivables:
    Trade                                                          4,644,631
    Related parties (Note 8)                                         144,000
    Other                                                             58,588
  Inventory (Note 3)                                               8,395,981
  Prepaid expenses and other assets                                  337,804
  Deferred income tax (Note 6)                                       567,000
                                                                 -----------
       Total current assets                                       14,879,170
                                                                 -----------

PROPERTY, PLANT AND EQUIPMENT, NET (note 4)                       28,269,128

INTANGIBLE ASSETS, NET (Note 5)                                    5,731,598
                                                                 -----------

TOTAL ASSETS                                                     $48,879,896
                                                                 ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current portion of long-term obligations (Note 7)              $ 2,699,198
  Accounts payable                                                 2,534,260
  Accrued expenses                                                 2,912,082
  Income tax payable                                                   6,809
                                                                 -----------
       Total current liabilities                                   8,152,349
                                                                 -----------

LONG-TERM OBLIGATIONS (Notes 7 and 8)                             22,864,110

DEFERRED INCOME TAX (Note 6)                                       3,962,000

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDER'S EQUITY:
  Common stock, $.01 par value,
   100 shares authorized and outstanding                                   1
  Paid-in capital                                                 12,939,999
  Retained earnings                                                  961,437
                                                                 -----------
       Total stockholder's equity                                 13,901,437
                                                                 -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                       $48,879,896
                                                                 ===========

See notes to financial statements.

ALPHA CELLULOSE, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994
- --------------------------------------------------------------------------------

SALES                                                         $18,227,472

  Less allowances                                              (1,677,788)
                                                              -----------

    Net sales                                                  16,549,684

COST OF SALES                                                  12,161,940
                                                              -----------

    Gross profit                                                4,387,744

SELLING AND ADMINISTRATIVE EXPENSES                             1,454,317
                                                              -----------

    Operating income                                            2,933,427
                                                              -----------

OTHER INCOME (EXPENSE):
  Interest income (Note 8)                                          4,144
  Interest expense (Note 8)                                    (1,047,576)
  Management fees                                                (337,625)
  Trucking income, net                                             84,885
  Miscellaneous, net                                              (22,818)
                                                              -----------

    Total other expense                                        (1,318,990)
                                                              -----------

INCOME BEFORE INCOME TAXES                                      1,614,437

PROVISION FOR INCOME TAXES (Note 6)                               653,000
                                                              -----------

NET INCOME AND RETAINED EARNINGS AT DECEMBER 31, 1994         $   961,437
                                                              ===========

See notes to financial statements.

ALPHA CELLULOSE, INC.

STATEMENTS OF CASH FLOWS
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994 (CONCLUDED)
- --------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

 Cash paid during the year for:

  Interest (net of amount capitalized)                    $  415,542
                                                          ==========
  Income taxes                                            $1,044,000
                                                          ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

 In conjunction with the acquisition of Alpha Cellulose Corporation and Pulp Transport Corporation (as discussed in Note 1 to the financial statements), the Company established a note payable to a related party of $90,000 to revalue certain property and equipment to its fair value at the acquisition date.

 Also in conjunction with the acquisition of Alpha Cellulose Corporation and Pulp Transport Corporation, the Company entered into a noncompete agreement with a former officer of the Company. This resulted in the recording of assets and liabilities of $1,045,165, respectively, representing the present value of future payments to be made under the agreement.

See notes to financial statements.

ALPHA CELLULOSE, INC.

NOTES TO FINANCIAL STATEMENTS
PERIOD AUGUST 8, 1994 THROUGH DECEMBER 31, 1994
- --------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     Alpha Cellulose, Inc. (the "Company") was incorporated in the State of Delaware on August 5, 1994 through the issuance of 100 shares of common stock for $12,940,000. The Company is a wholly-owned subsidiary of Alpha Cellulose Holdings, Inc., which purchased all of the Company's outstanding capital stock on August 7, 1994.

     On August 7, 1994, the Company acquired all of the outstanding capital stock of Alpha Cellulose Corporation and Pulp Transport Corporation in a business combination for an aggregate purchase price of $42,310,165 (the "Acquisition"). The Acquisition was funded as follows:

          Exchange of stock                           $12,940,000
          Borrowings on revolving line of credit        5,325,000
          Borrowings on term loan                      23,000,000
          Noncompete agreement                          1,045,165
                                                      -----------
                                                      $42,310,165
                                                      ===========


     The Acquisition has been accounted for in accordance with the purchase method of accounting and the accompanying financial statements of the Company reflect the purchase price allocated to assets acquired and liabilities assumed based on their fair values as of the acquisition date. The fair values of assets and liabilities were based on independent appraisals and estimates by management. The following is a summary of the purchase price allocation as of the date of acquisition:

          Current assets                              $17,093,737
          Property, plant and equipment                28,336,548
          Intangible assets                             5,959,064
          Liabilities assumed                          (9,079,184)
                                                      -----------

          Total purchase price                        $42,310,165
                                                      ===========

     All goodwill resulting from the purchase is being amortized over 40 years. The noncompete asset is being amortized over the three year life of the agreement.

     Operations--The Company is the leading worldwide manufacturer of cotton pulp used by specialty papermills in the production of a variety of fine writing and other specialty papers.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     a. Statement of Cash Flows - For the purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks and investments in money market accounts.

     b. Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Obsolete and possible excess quantities are reduced to estimated net realizable value.

     c. Property, Plant and Equipment - Additions and improvements are capitalized at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is provided on both straight-line and accelerated methods for financial statement and income tax purposes over the following useful lives:

               Land improvements                    10-30 years
               Leasehold improvements                5-10 years
               Buildings                          10-31.5 years
               Machinery and equipment               3-20 years

     d. Intangible Assets - Intangible assets consist primarily of goodwill resulting from the purchase of Alpha Cellulose Corporation and Pulp Transport Corporation and a noncompete agreement with a former officer of the Company. The goodwill is being amortized over 40 years and the noncompete agreement over the three year term of the agreement.

     e. Income Taxes - On August 8, 1994, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, ("SFAS 109"). SFAS 109 requires a change from the deferred method, as required under the American Institute of Certified Public Accountants Accounting Principles Board Opinion No. 11 ("APB 11"), to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     f. Environmental Remediation and Compliance - Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Environmental compliance costs include maintenance and operating costs with respect to pollution control facilities, costs of ongoing monitoring programs and similar costs. Such costs are expenses as incurred.

     g. Employee Benefit Costs - The Company has a cash option thrift plan [401(k)] which covers substantially all employees. The Company matches employee contributions to the plan up to 5% of the employee's gross compensation. Thrift plan costs charged to operations were $74,797 for the period from August 8, 1994 through December 31, 1994.

3.   INVENTORY

     Inventory consists of the following at December 31, 1994:

          Supplies                                         $   640,350
          Raw materials                                      6,212,075
          Finished goods                                     1,543,556
                                                           -----------
          Total inventory                                  $ 8,395,981
                                                           ===========

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, at cost, consists of the following at December 31, 1994:

          Land and improvements                            $   983,774
          Leasehold improvements                                72,641
          Buildings                                          5,929,052
          Machinery and equipment                           22,011,184
          Construction in progress                             178,458
                                                           -----------

                                                            29,175,109
          Less accumulated depreciation and amortization      (905,981)
                                                           -----------

          Property, plant and equipment, net               $28,269,128
                                                           ===========

5.   INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1994 and are related to the Acquisition (see Note 1).

          Goodwill                                         $ 4,014,001
          Noncompete agreement                               1,045,165
          Deferred financing fees                              919,714
          Other                                                 22,125
                                                           -----------

                                                             6,001,005
          Less accumulated amortization                       (269,407)
                                                           -----------

          Intangible assets, net                           $ 5,731,598
                                                           ===========

     Amounts are being amortized using straight-line and effective interest methods over lives ranging from 3 to 40 years. Amortization expense recorded for the period from August 8, 1994 through December 31, 1994 was $269,407.

6.   INCOME TAXES

     The Company adopted SFAS 109 on August 8, 1994 (see Note 1). The primary effect of adopting SFAS 109 resulted in tax affecting gross deductible and taxable temporary differences at currently enacted rates.

     The components of the income tax provision for the year ended December 31, 1994 are as follows:

          Current:
            Federal                                       $1,012,000
            State                                            255,000
                                                          ----------

            Total current                                  1,267,000
                                                          ----------

          Deferred:
            Federal                                         (494,496)
            State                                           (119,504)
                                                          ----------

            Total deferred                                  (614,000)
                                                          ----------

          TOTAL PROVISION FOR INCOME TAXES                $  653,000
                                                          ==========

     The approximate tax effect on each of the temporary differences that gave rise to the Company's net deferred income tax liabilities at December 31, 1994 under SFAS 109 are as follows:

          Current deferred income tax (assets)
           liabilities:
            Inventory purchase price adjustments          $   17,000
            Deferred compensation                           (201,983)
            Inventory capitalization                         (53,607)
            Accrued liabilities                             (321,080)
            Other                                             (7,330)
                                                          ----------

          Current deferred income tax asset               $ (567,000)
                                                          ==========

          Noncurrent deferred income tax liabilities:
            Depreciation                                  $   42,000
            Property, plant and equipment purchase
             price adjustments                             3,920,000
                                                          ----------

          Noncurrent deferred income tax liability        $3,962,000
                                                          ==========

     A reconciliation between anticipated income taxes, computed at the statutory federal income tax rate applied to pretax accounting income, and the provision for income taxes included in the statement of income for the year ended December 31, 1994 follows:

          Anticipated income taxes at the statutory
           federal rate                                   $  549,000
          State income taxes, net of federal tax benefit      80,000
          Other, net                                          24,000
                                                          ----------

          Provision for income taxes                      $  653,000
                                                          ==========

7.   LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following as of December 31, 1994:

          Term loan; the term loan is with a commercial bank
           and bears interest at a variable rate of the
           greater of the prime rate (8.5% at December 31,
           1994) base CD rate (6.69% at December 31, 1994)
           plus 1%, or the federal funds effective rate
           (4.94% at December 31, 1994) plus 1.25%. Payments
           are due quarterly in the amount of $250,000 plus
           accrued interest. The loan is secured by all
           assets of the Company.                                   $23,000,000

          Revolving line of credit; the revolving line of
           credit is with a commercial bank and allows
           borrowings of up to $7,000,000 but not to exceed
           80% of eligible receivables plus 50% of eligible
           inventory. Borrowings bear interest at a variable
           rate based on the greater of the prime rate (8.5%
           at December 31, 1994) base CD rate (6.69% at
           December 31, 1994) plus 1%, or the federal funds
           effective rate (4.94% at December 31, 1994) plus
           1.25%. Interest is payable on the first business
           day of January, April, July and October of each
           year. The line of credit expires August 8, 1997.           1,250,000

          Noncompete agreement; the noncompete agreement is
           with a former officer of the Company. The agreement
           requires the Company to make monthly payments of
           $33,333 (includes interest) through January 1998.
           Interest was imputed at a rate of 9.2% on the
           outstanding balance.                                         916,604

          Note payable; the note payable was established for
           the purchase of a warehouse. The note bears interest
           at a rate of 6.5% and is payable in monthly
           installments of $9,000 through February 1998.                306,704

          Note payable - related party; the note payable -
           related party was established to revalue certain
           property and equipment to its fair value at the
           acquisition date. The note bears interest at a rate
           of 8% and is payable in August 2001.                          90,000
                                                                    -----------

          Total obligation                                           25,563,308
          Less current portion                                        2,699,198
                                                                    -----------

          Total long-term obligations                               $22,864,110
                                                                    ===========

     The term loan and the revolving line of credit are subject to terms and conditions of a credit agreement, which provides for certain covenants. At December 31, 1994, the Company was in compliance with all covenants. In addition, the credit agreement provides for a mandatory prepayment of the loans (including accrued interest) to be made within 90 days after year-end, contingent upon the results of certain financial ratios. At December 31, 1994, $279,133 was included in the current portion of long-term obligations relating to such mandatory prepayment.

     Principal payments on long-term obligations, excluding deferred compensation amounts, are due as follows:

       1995                                                       $ 2,699,198
       1996                                                         1,832,751
       1997                                                         2,579,635
       1998                                                         3,265,857
       1999                                                         4,250,000
       Thereafter                                                  10,935,867
                                                                  -----------

                                                                  $25,563,308
                                                                  ===========

8.   RELATED-PARTY TRANSACTIONS

     At December 31, 1994, there were outstanding notes receivable from a director and an employee of the Company for $60,000 and $84,000, respectively. Interest earned from these notes receivable during the period August 8, 1994 through December 31, 1994 was approximately $4,000.

     At December 31, 1994, there was an outstanding note payable to an officer of the Company for $90,000. Interest expense related to the note payable for the period August 8, 1994 through December 31, 1994 was approximately $2,900.

9.   COMMITMENTS AND CONTINGENCIES

     During 1994, the Company reported that it had wastewater discharge permit violations. The Company is currently discussing such violations and penalties with the North Carolina Division of Environmental Management. Management of the Company does not believe this contingency will have a significant effect on the financial statements.


                                  **********

15-Apr-96

                          ALPHA CELLULOSE CORPORATION
                          ---------------------------
                     CONSOLIDATED PROFIT & LOSS STATEMENT
                     ------------------------------------
                         YEAR-TO-DATE ENDING: 3/31/96
                         ----------------------------

                                  YTD                     PRIOR YEAR                   BUDGET
                                                             YTD                         YTD
                                -------------------------------------------------------------------------

TONS SOLD                        11,588                     12,069                      13,265

SALES
GROSS SALES                     $15,270,129              $14,077,752               $17,926,000
RETURNS & ALLOWANCES             (1,534,006)              (1,176,308)               (2,087,000)
                                -------------------------------------------------------------------------

NET SALES                        13,736,123     100.0%    12,901,444    100.0%      15,839,000     100.0%

COST OF GOODS SOLD               10,510,733      76.5%     7,972,312     61.8%      11,659,000      73.6%

GROSS PROFIT                      3,225,390      23.5%     4,929,132     38.2%       4,180,000      26.4%

 SELLING & ADMIN EXPENSES           715,487       5.2%       935,589      7.3%         657,000       4.1%
                                -------------------------------------------------------------------------

EBIT                              2,509,903      18.3%     3,993,543     31.0%       3,523,000      22.2%

OTHER INCOME & EXPENSE
STONEBRIDGE MGT. FEE                 50,000       0.4%        50,000      0.4%          50,001       0.3%
AMORTIZATION                        415,613       3.0%       432,240      3.4%         417,000       2.6%
INTEREST EXPENSE                    782,181       5.7%       807,536      6.3%         785,000       5.0%
                                -------------------------------------------------------------------------

 TOTAL OTHER INCOME & EXPENSE     1,247,794       9.1%     1,289,776     10.0%       1,252,001       7.9%

INCOME BEFORE TAXES               1,262,109       9.2%     2,703,767     21.0%       2,270,999      14.3%

INCOME TAX EXPENSE                  323,969       2.4%     1,172,497      9.1%         770,000       4.9%
                                -------------------------------------------------------------------------

NET INCOME                         $938,140       6.8%    $1,531,270     11.9%      $1,500,999       9.5%
                                =========================================================================

15-Apr-96

                          ALPHA CELLULOSE CORPORATION
                    COMPARATIVE CONSOLIDATED BALANCE SHEET
                                 AS OF 3/31/96


Assets                                                 3/31/96        3/31/95
Current Assets
  Cash                                               $   110,891    $    87,090
  Checks intransit/uncollected                        (1,351,721)

  Trade Accounts Receivable                            7,204,549      5,777,671
  Other Receivables                                       15,435        339,401
                                                     -----------    -----------
                                                       7,219,984      6,117,072

Notes Receivable                                          61,000        135,000

Inventories                                           16,198,713      9,326,625

Prepaids & Other Current Assets                          286,981        336,247

Deferred Income Tax Asset                                594,000        573,750
                                                     -----------    -----------
      Total Current Assets                            23,119,848     16,575,784

Non-Current Assets

  Property, Plant & Equip
    Land & Improvements                                1,353,755      1,038,877
    Buildings                                          5,870,740      5,740,881
    Leasehold Improvements                                17,538         17,538
    Machinery & Equipment                             23,003,352     22,199,357
    Construction in Progress                             926,474        386,810
                                                     -----------    -----------
                                                      31,171,859     29,383,463
Less: Accumulated Depreciation/Amort.                 (3,776,302)    (1,496,600)

  Net Property, Plant & Equip.                        27,395,557     27,886,863

  Organizational Expenses                                699,690        854,777

  Non-Compete Agreement                                  464,525        812,909

  Goodwill                                             3,205,501      3,949,151
                                                     -----------    -----------

      Total Assets                                   $54,885,121    $50,079,484
                                                     ===========    ===========


Liabilities & Stockholders' Equity                     3/31/96        3/31/95


Current Liabilities
  Note Payable Warehouse - Current                   $    73,194    $    68,600
  Non-Compete Agreement - Current                        273,780        249,804
  Deferred Income Tax - Current                          600,734        601,040
  Current Portion of Term Debt                         3,125,000      1,029,133
  Revolving Credit Line                                4,596,975      1,250,000
  Trade Accounts Payable                               1,160,131      1,144,651
  Accrued Liabilities                                  2,741,696      3,481,396
                                                     -----------    -----------
      Total Current Liabilities                       12,571,511      7,824,624


Non-Current Liabilities
- -----------------------
  Note Payable - Related Parties                          90,000         90,000

  Long Term Note Payable -
  Warehouse                                              119,155        215,968

  Deferred Compensation                                  669,000        553,500

  Non-Compete Agreement                                  226,339        587,277

  Deferred Income Tax                                  3,534,254      3,404,541

  Long Term Debt                                      18,595,867     21,970,867

  Subordinated Debt                                    9,000,000      9,000,000
                                                     -----------    -----------
      Total Non-Current Liabilities                   32,234,615     35,822,153

Stockholder's Equity
  Preferred Stock                                            500            500
  Common Stock                                            10,000          9,700
  Additional Paid in Capital                           3,993,475      3,929,800
  Retained Earnings                                    6,075,020      2,492,707
                                                     -----------    -----------
                                                      10,078,995      6,432,707
                                                     -----------    -----------

Total Liabilities & Stockholder's Equity             $54,885,121    $50,079,484
                                                     ===========    ===========

15-Apr-96
                          Alpha Cellulose Corporation
                     Consolidated Statement of Cash Flows
                             Year to date 3/31/96

OPERATING ACTIVITIES:                                               3/31/96       3/31/95
                                                                  -----------   -----------
 Net Income                                                       $   938,140   $ 1,531,270
 Adjustments to reconcile net income to net cash provided
  by operating activities:
          Depreciation                                                327,330       342,627
          Amortization                                                415,613       432,240
          Proceeds from sale of Inventory                             153,427
          Net Loss on Disposal of Assets                               27,257
          Deferred Compensation                                                      38,499
          Deferred income tax                                                        36,390
          Changes in Operating Assets & Liabilities:
             (Incr.)/Decr. Receivables                             (1,538,492)   (1,413,853)
             (Incr.)/Decr. Iventories                              (1,468,702)     (974,214)
             (Incr.)/Decr. Prepaids & Other Assets                   (132,443)      (15,189)
             Incr./(Decr.) Accounts Payable Trade                    (692,354)   (1,336,829)
             Incr./(Decr.) Accrued Liabilities                        229,744     1,024,993
                                                                  -------------------------
 Net Cash (Used)/Provided By Operating Activities                  (1,740,480)     (334,066)

INVESTING ACTIVITIES:
 Property, Plant & Equipment Additions, Net                          (579,421)     (208,352)

FINANCING ACTIVITIES:
 Note Payable Warehouse                                               (23,618)      (22,135)
 Revolving Credit Line                                              2,963,707
 Term Loan                                                           (250,000)
 Additional Paid in Capital                                             3,975
 Non-Compete Agreement                                                (87,158)      (79,523)
                                                                  -------------------------
 Net Cash (Used)/Provided By Financing Activities                   2,606,906      (101,658)

Increase (Decrease) in Cash/Cash Equivalents                          287,005      (644,076)

Cash/Cash Equivalents at Beginning of Period                       (1,527,835)      731,166
                                                                  -------------------------
Cash/Cash Equivalents at End of Period                            $(1,240,830)  $    87,090
                                                                  =========================